EXCLUSIVE SALES MARKETING & DISTRIBUTION
PARTNERSHIP AGREEMENT

This Exclusive Sales Marketing & Distribution Partnership Agreement (hereinafter this "Agreement"), dated December 13, 2021 (the "Effective Date") is hereby made and entered into by and between the following (collectively the "Parties"):

Max Sound Corporation (hereinafter MAXD) of San Diego California

and

José Ignacio Natera Ramirez (hereinafter NACHO) of Guadalajara Mexico

WHEREAS the above-mentioned Parties wish to enter into an Exclusive Partnership Agreement to Sell Market & Distribute inground minerals in Mexico (hereinafter "**InGroundAssets™**") and associate themselves as Partners in a Business Enterprise (hereinafter the "Partnership") as set forth in this Agreement; and

WHEREAS the Parties acknowledge that they have read and understood all the terms and conditions set forth in this Agreement and hereby agree to be bound by same; and

WHEREAS the Parties are Authorized and Obligated by their Respective Entities and Specific Holdings Related Only to the Rights Granted hereunder to Enter Into and Fulfill all of the terms and conditions set forth in this Agreement; and

WHEREAS this Agreement Shall Remain in Full Force and Effect until it is otherwise terminated or dissolved according to the terms set forth in this Agreement or by operation of Law in California or Mexico;

NOW, THEREFORE, in consideration of and as a condition for the Parties entering into this Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties, both Parties hereby agree as follows:

I. NAME

The Partnership being created by this agreement shall be known and generally referred to by its brand name **InGroundAssets™** (hereinafter the "InGroundAssets™") which is the Partnership formed between Max Sound Corporation (hereinafter MAXD) of San Diego California and José Ignacio Natera Ramirez (hereinafter NACHO) of Guadalajara Mexico.

II. FORMATION

The Partnership is hereby created simultaneously in accordance both with the laws of the State of California as well as the laws of the Country of Mexico.

The principal places of business of the Partnership shall be in both San Diego California for MAXD and Guadalajara Mexico for NACHO. The books and records of the Partnership shall be kept simultaneously in both locations. However, additional or subsidiary places of business may be established at such other locations as may be determined necessary by mutual consent of the Partners.

Whenever and wherever applicable, it shall be the Partners' responsibility while working together to obtain all necessary licenses and registrations to do business in California or Mexico or elsewhere as necessitated by applicable laws.

III. PURPOSE

The Primary Purposes of the Agreement shall include, but not be limited to, the following:

a) NACHO hereby grants to MAXD the Exclusive Rights to Specific Holdings that NACHO Owns or Controls of Certain InGroundAssets™ being harvested in Mexico. These InGroundAssets™ are Exactly Specified hereunder in **Addendum A** below Confirming that MAXD is herewith Granted the sole and Exclusive Rights to Sell Market & Distribute these Specific Assets according to the Goals of the Partnership and Pursuant to this Agreement.
b) MAXD does hereby Grant to NACHO 300 million shares of MAXD Common Stock.
c) To Accelerate Production Sale and Delivery of the Substantial InGroundAssets™ Available from those NACHO Holdings Specifically Related to this Agreement, MAXD hereby Provides Access to Investor Funding to the Partnership Entered into by the Parties herein for The Purpose of Securing, Cultivating, Transporting and Preparing the InGroundAssets™ for Sale Marketing & Distribution, Including Those;
d) That have received an SGS NI 43-101 Technical Report Specified hereunder in **Addendum B.**

IV. STAGE ONE CONTRIBUTIONS

The Parties expect the Partnership to result in Several Stages of Short Medium- and Long-Term Growth of Sales and Related Capital Funding to Accelerate Output of the InGroundAssets™.

MAXD hereby Grants to NACHO 300 million shares of MAXD Common Stock to be put into the Partnership as an Initial Payment to Effectuate a Stage One Contribution to the Partnership with NACHO; and

To Accelerate Production Sale and Delivery of the Substantial InGroundAssets™ Available from those NACHO Holdings Specifically Related to this Agreement, MAXD hereby Provides Access to and Funding from Investors It Has Current Relationships with for The Purpose of Securing, Cultivating, Transporting and Preparing the InGroundAssets™ for Sale Marketing & Distribution; and

MAXD Agrees to Provide Immediate Access to Stage One Funding for the Partnership of at least Twenty Million U.S. Dollars ($20,000,000) from Certain of its Investors that it Has Current Relationships with for The Purpose of Securing, Cultivating, Transporting and Preparing the InGroundAssets™ for Sale Marketing & Distribution; and

NACHO Hereby Grants Exclusive Rights to Certain of His Holdings Exactly as Specified in Addendum A hereunder; and

NACHO has provided all relevant documentation, both in digital or physical form, that contain any or all of the following; Proof of Any Related Ownership Interest or Control Over the Rights to Harvest the InGroundAssets™, Proof of Property tax payment history, Proof of In Ground Asset location and Appraisals, etc.

V. STAGE TWO & THREE CONTRIBUTIONS

MAXD Agrees to Provide to the Partnership Medium Term Access to Stage Two Funding of at least Fifty Million U.S. Dollars ($50,000,000) from Certain of its Investors that it Has Current Relationships with for The Purpose of Securing, Cultivating, Transporting and Preparing the InGroundAssets™ for Sale Marketing & Distribution; and

MAXD Agrees to Provide to the Partnership Long Term Access to Stage Three Funding of at least One Hundred Million U.S. Dollars ($100,000,000) from Certain of its Investors that it Has Current Relationships with for The Purpose of Securing, Cultivating, Transporting and Preparing the InGroundAssets™ for Sale Marketing & Distribution.

VI. PROFIT SHARE

The Parties' share in this Agreement under this Partnership agree to a 50-50 split of all after tax profits,

a) Investors in the Enterprise receive their respective payments,
b) All relevant Taxes have been paid in full,
c) Operation Costs have been covered.

VII. PARTIES' ROLES

The Parties may make, enter into, deliver and perform on all contracts, agreements or undertakings of the enterprise, and pay all costs and expenses and perform any and all acts which may be deemed appropriate in an effort to carry out the enterprise purpose so long as the Parties of this Partnership mutually agree, subject to the limitations contained in this Agreement and current applicable law.

MAXD will arrange the collection of revenue and make the required and agreed distributions at the closing of each sale.

VIII. TAXES

Each Party shall be responsible for their own taxes on any distributions.

Each Party hereby agrees to execute all agreements, certificates, tax statements, tax returns and other documents as may be required by law to effectuate the provisions of this Agreement.

IX. TERMINATION OF THE PARTNERSHIP

This Partnership shall terminate upon the death, bankruptcy liquidation or certified incompetency of any Partner unless the remaining Partners unanimously agree that they will continue the business of the Partnership.

In such case, the remaining Partners will have the option to buy out any ownership interests of an Absent Partner in equal amounts by all Partners, or, should all Partners agree, the shares of the Absent Partner may be bought by a non-partner who shall replace the Absent Partner.

If no agreement is reached by the Partnership regarding the shares of the Absent Partner within thirty (30) days, then the Partnership shall be dissolved as stated in this Agreement or by operation of law.

X. DISSOLUTION

Should the Partnership be dissolved by unanimous vote of the Partners, or by reason of death or withdrawal of a Partner as stated in article VII above, the Partnership assets shall be liquidated and all debts paid. Any remaining funds after all Partnership debts have been paid shall be distributed to the remaining Partners based upon their respective ownership interests as stated in this Agreement.

The dissolution of the Partnership may be temporarily delayed only for the limited period necessary to avoid unreasonable loss of Partnership property or business.

Any Partner who, with notice that an event requiring dissolution of the Partnership has occurred, sustains a Partnership liability by an act that is not appropriate for wrapping-up the Partnership business shall be liable to the Partnership for any loss created or caused to the Partnership arising from the liability.

XI. RIGHT OF FIRST REFUSAL and/or FAILED INITIAL PERFORMANCE

In the event of Either Party Failing its "Agreed-to-responsibilities" of Initial Performance as outlined herein this Agreement, the other Party has the Right to Call for Termination however only after giving 30 Day Written Notice of the Specific Failure within the Agreement and the Demand for Specific Performance the Failing Party is Being asked to Provide to Cure Such Breach. In the Event, Such Breach is Cured within the time allotted and such Cure is acceptable based on the Promises made in this Agreement, then the Parties Agree to continue to Fulfill all the remaining terms required hereunder.

In the event of Either Party receiving unsolicited any bona-fide more valuable offer from any Non-Party to this Agreement to perform and potentially profit from this Agreement of Initial Performance as outlined herein, the Party Calling has the Right to Call for the other Party to this Agreement to Match or Exceed the Pending Verifiable Outsider Offer giving 30 Day Written Notice of the Specific Outsider Offer and the Demand for Specific Performance under this Right of First Refusal.

In the event of any Breach or Call or Cured Breach or Answered Right of First Refusal Call related to this clause, then any unaffected components of this Agreement will continue in Full Force and Effect side by side with the fulfillment or responsibilities of the related Components.

XII. AMENDMENTS & NOTICES

This Agreement may be amended or modified at any time only if the Parties agree to such an amendment or modification in writing according to the voting rights stated in this Agreement.

Any amendment or other notices which may be required by this Agreement shall be sent to the Parties by personal service or by certified or registered mail, return receipt requested, at the address previously provided by each party.

IN WITNESS WHERE OF, this Agreement has been executed and delivered in the manner prescribed by law as of the Effective Date first written above.

GREG HALPERN

Gregory J Halpern - CEO

Max Sound Corporation

December 13, 2021

(Date)

José Ignacio Natera Ramirez

12-13-2021

(Date)

Addendum A

Copper, Silver and Gold

Galeme Project
Mexico

LOCATION

JALISCO STATE, IN THE CENTER OF MEXICO, CLOSE TO MEXICAN PACIFIC COAST, WITH GOOD ROAD COMMUNICATION TO THE MINERAL SHIPPING PORT OF MANZANILLO, & GUADALAJARA, SECOND MEXICAN MOST POPULOUS MUNICIPALITY

SITUATED IN A GEOLOGICAL AREA CONSIDERED BY US GEOLOGICAL SURVEY (2010 REPORT) AS ONE OF THE MOST CONDUCIVE FOR NEW PORPHYRE COPPER DISCOVERIES


Puerto Vallarta-Jalisco, Mexico
Guadalajara, Jalisc
Ayutla
Galeme Parcel
Google

WORK

- A EIGHT-YEAR EXPLORATION PROGRAM WITH A BUDGET OF US$16 MILLION WAS COMPLETED. THIS REPRESENTS **THE** FIRST SIGNIFICANT MODERN MINING EXPLORATION INVESTMENT MADE IN THIS ZONE.
- COLLECTED 120,000 GEOCHEMISTRY SAMPLES AND 2000 STREAM CATCHMENTS
- IDENTIFIED 150 KM OUTCROPPING COPPER VEINS
- INVENTORIED HUNDREDS OF OLD MINING WORKS
- DRILLED 25 000 M DDH
- **THE** RESULT OF THIS PROGRAM IS **THE** IDENTIFICATION OF MORE THAN 60 COPPER/GOLD/SILVER EXPLORATION AND DEVELOPMENT TARGETS AT VARIOUS MATURITY STAGES.



NI 43-101 by SGS

- A NI 43-101 COMPLIANT "PROPERTY OF MERIT" (STAGE BEFORE ASSESSMENT RESOURCES) HAS BEEN COMPLETED BY SGS-CANADA IN ONE OF THE SEVERAL POLYMETALLIC DEPOSITS IDENTIFIED, ASSESSING THIS TARGET TO BE VERY PROMISING FOR FUTURE RESEARCH





ESTIMATED RESOURCES

PER 300,000,000 TONS

CU 2% US 63,000,000,000

AG 60 PPM US 14,400,000,000

AU 1 PPM US 15,000,000,000

Hole ID	From (m)	To (m)	Intercepted Length (m)	Cu (%)	Ag (g/t)	Comment
SGLK-A30	160.5	182	21.5	0.78	3	partial penetration
of which	*168*	*171*	*3*	*2.00*	*5*	
SGLK-A30B	81.5	86.5	5	3.71	44	
of which	82	86.5	4.5	4.10	48	
SGLK-A30C	94.5	111.5	17	2.19	19	
SGLK-C18	93	129	36	0.82	7	
of which	*93*	*96*	*3*	*1.58*	*21*	
of which	*119*	*126*	*7*	*2.29*	*21*	
of which	*127*	*129*	*2*	*2.34*	*15*	
SGLK-C22	102.5	112.5	10	0.36	8	partial penetration
SGLK-C30	100.5	110.5	10	6.67	78	
of which	*104.5*	*109.5*	*5*	*12.63*	*143*	
SGLK-D25	110.5	122	11.5	1.32	36	
of which	113.5	121.5	8	1.60	51	
SGLK-D27	100.5	115	14.5	1.08	12	
of which	107.5	114.5	7	1.67	10	
SGLK-D28	119	125	6	3.79	62	
of which	*122*	*125*	*3*	*7.09*	*118*	
SGLK-E13	125	131	6	0.33	3	
SGLK-E24	94.5	107.5	13	1.13	29	
of which	*95.5*	*98*	*2.5*	*3.76*	*100*	
SGLK-F09	95	100	5	0.32	12	partial penetration
SGLK-J27	190	199.5	9.5	0.63	15	partial penetration
of which	193.5	196.5	3	1.11	32	
SGSK-Y83	170	177	7	0.69	20	partial penetration
of which	171	173.5	2.5	1.47	48	
SGSK-Y89	109	126	17	1.90	11	
of which	*116*	*122*	*6*	*4.59*	*24*	
SGSK-Z84	130	133	3	0.63	2	partial penetration


Led Lumina
Leasing
CUITZEO LAKE PROJECT

CUITZEO LAKE PROJECT

Basic Concepts

- **Tectonics Plates: Compressional / Extensional**
- **Subduction Zone: Plutonism / Volcanism / Geothermal Systems**
- **Fault Types: Normal / Strike-slip / Reverse-Thrust**
- **Volcanic Craters and Calderas**
- **Basins**

MAJOR TECTONIC PLATES


Juan De Fuca Plate
North American Plate
Eurasian Plate
Caribbean Plate
Cocos Plate
Pacific Plate
Arabian Plate
African Plate
Philippine Plate
Pacific Plate
Caroline Plate
Bismarck Plate
Fiji Plate
Nazca Plate
South American Plate
Indo-Australian Plate
Scotia Plate
Antarctic Plate
0
500
1,000 Miles
0
1,000 Kilometers
Plate Boundary
Plate Movement

Subduction Zone



OCEANIC SPREADING RIDGE
SUBDUCTION ZONE
VOLCANIC ARC
RIFT ZONE
TRENCH
OCEANIC CRUST
CONTINENTAL CRUST
LITHOSPHERE
ASTHENOSPHERE
SUBDUCTING PLATE

Development of a Volcanic Mountain Range

Intrusion of Plutonic Magmatic Bodies and Volcanism

Development of Geothermal Systems and location of hydrothermal mineral deposits


Placa Oceánica
Placa Continental

Compresional Tectonics
Mountain Range Development


Placa
Continental
Placa
Continental

Volcanic Type


Flanco normal
Flanco
volcado
Anticlinal
Sinclinal
Anticlinal
Sinclinal

Sedimentary Type

Extensional Tectonics

Basins and Mountain Ranges Development


Extensión
Fosa tectónica asimétrica
Fosa tectónica asimétrica
Horst
Graben
Horst
Falla de despegue

Fault Types


Strike-Slip Fault
Normal Fault
Horst and Graben
Basin and Range
Reverse and Thrust Fault


¿ What is a Basin ?
Area delimited by a watershed where all water runoff flows into a main stream
Simbology
Watershed
Runoff

Physical appearance of a Basin


Precipitación
El viento arrastra las nubes
Evaporación del agua continental
Condensación y precipitación
Infiltración
Evaporación del agua del mar
Flujo subterráneo hacia el mar

Main Types of Basins

Exorheic Basin


Aquellas cuyas aguas llegan al
mar o al océano.

Open Basin where its water flow towards a main current with an outlet to the Ocean

Endorheic Basin

Closed Basin whose waters flow into bodies of water with no outlet to the Ocean


Sus aguas desembocan en lagos
o lagunas que no tienen
comunicación al mar.
Laguna

Types of Igneous Rocks


Extrusive
(Volcanics)
Intrusive
(Plutonics)

Volcanic Crater vs Caldera



Mount Vesuvius Crater
0.5km in diameter



Ngogongoro Caldera
20km in diameter

Development of a Volcanic Caldera


(a)
(b)
(c)
(d)

CUITZEO LAKE PROJECT

Geological Framework



Mountain Ranges of México


N
W
E
S
Leyenda
Principales cadenas montañosas de México
Faja volcánica Transmexicana
Sierra Madre del Sur
Sierra Madre Occidental
Sierra Madre Oriental
Sierras de Chiapas y Guatemala
0 90 180 360 540 720
Miles

Mountain Ranges of México


W
Sierra Madre Occidental
Sierra Madre Oriental
E
Flat Subduction

México Tectonic Map


PLACA NORTEAMERICANA
Golfo de México
CUITZEO LAKE PROJECT
Cinturón Volcánico Mexicano
Dorsal del Este del Pacifico
PLACA DE RIVERA
20°N
PLACA DEL PACÍFICO
Trinchera Mesoamericana
PLACA DEL CARIBE
PLACA DE COCOS
500 km
108°W
96°W

Mexican Volcanic Belt – Tectonic Framework


NORTH AMERICA PLATE
Gulf of Mexico
RIVERA PLATE
Rivera fracture z.
PACIFIC PLATE
East Pacific rise
Orozco Fracture z.
Middle American trench
COCOS PLATE
MEXICAN VOLCANIC BELT
Guadalajara
Morelia
Mexico City
Oaxaca
Oaxaca fault
Chiapas strike-slip fault zone
Polochic fault
Motagua fault
0 300km
Penjamillo graben
Lerma river
Yuriria lake
Salvatierra
Falla Maravatio-Cd. Hidalgo
Amealco
Puruándiro
Acámbaro
Lago de Cuitzeo
Cuitzeo Graben
Los Azufres caldera
Maravatio
Acambay-Tixmadejé Fault
Graben Acambay
Acambay
Zacapu
Zacapu Graben
Cuitzeo half graben
Quiroga F.
F. De Tarimbaro
Morelia
Morelia F.
Tzitzio-Santiago fault
Venta del Bravo fault
Pastores fault
Perales fault
Lerma river
Pátzcuaro Lake
Quiroga
Cointziot F.
Pátzcuaro
0 30km
20.0°
19.5°
101.5°
101.0
100.5°
100.0°
Normal fault
Right-lateral-normal fault
Graben
Half Graben

MVB – Cuitzeo Lake Location



to Valle de Santiago
20°
Cuitzeo Lake
Xenolith
Cuitzeo graben
Tarímbaro fault
Morelia
Morelia fault
Sierra de Mil Cumbres (SMC)
Acámbaro
Los Azufres Geothermal Field (LAGF)
Maravatío
Maravatío - Cd. Hidalgo fault
Lerma river
to Amealco
Acambay graben
Venta de Bravo fault
Tlalpujahua
Angangueo
Sierra de Angangueo (MALSA)
El Rosario Fault
19.5°
20 km
101°
100.5°
Study Area
Gulf of Mexico
Pacific Ocean

Figure 1. Location map of the Cuitzeo area showing the fault segments in the Morelia-Acambay fault system; Sierra de Mil Cumbres (SMC) and Sierra de Angangueo (MALSA) Miocene andesite-dacite-rhyolite sequences ("v" dashed yellow); and the main localities in the study area. Note three NNW–SSE large and extensional tectonic lineaments disrupting Miocene andesitic ranges, which are also separated by resurgence of the Los Azufres Geothermal Field (LAGF). (After Pasquarè *et al.* (1991), Garduño-Monroy *et al.*(2009), Gómez-Vasconcelos *et al.*(2015), Hernández-Bernal *et al.*(2016)). (Inset) Trans-Mexican Volcanic Belt (TMVB) and the Michoacán-Guanajuato Volcanic Field (MGVF) in Central México. Red square location of main study area.


CUITZEO LAKE PROJECT
RUBIDIUM – CESIUM- RARE EARTH ELEMENTS
LITHIUM – MAGNESIUM – POTASSIUM – BORON
PHOSPHOROUS –SODIUM -CALCIUM

CLP – LOCATION, ACCES AND INFRAESTRUCTURE


NORTH
Guadalajara
Querétaro
CUITZEO PROJECT
Morelia
México City
Toluca
Colima
Manzanillo
Lázaro Cárdenas
Chilpancingo
PACIFIC OCEAN
0
200
kilómetros

Cuitzeo Lake Project – Some Pictures








43
MORELIA

Cuitzeo Lake Basin



ESTADOS UNIDOS DE NORTEAMÉRICA
GOLFO DE MÉXICO
OCEANO PACIFICO
AMÉRICA CENTRAL
ÁREA DE ESTUDIO
N
VALLE DE SANTIAGO
JARAL DEL PROGRESO
Laguna de Yuriria
YURIRIA
SALVATIERRA
URIANGATO
MOROLEÓN
SANTIAGO MARAVATIO
ACÁMBARO
JERÉCUARO
TARANDACUAO
SANTA ANA MAYA
MORELOS
HUANDACAREO
CUITZEO
Lago de Cuitzeo
ÁLVARO OBREGÓN
ZINAPÉCUARO
Presa Cointzio
HUANIQUEO
ZACAPU
COENEO
MORELIA
Lago de Pátzcuaro
TZINTZUNTZAN
ERONGARÍCUARO
LAGUNILLAS
HUIRAMBA
PÁTZCUARO
SALVADOR ESCALANTE
MADERO
HIDALGO
TUXPAN
SIGNOS CONVENCIONALES
LÍMITES
LÍMITE MUNICIPAL
NOMBRES DE MUNICIPIOS
MORELIA
VÍAS DE TRANSPORTE
ELEMENTOS NATURALES
CUERPO DE AGUA
OTROS RASGOS CULTURALES
ÁREA URBANA
MUNICIPIOS CONSIDERADOS EN EL ESTUDIO
AUTORA:
Oralia Oropeza Orozco
1:450,000
0 1.5 3 6 9 12
Kilómetros

CLP – HYPSOMETRIC MAP


San Juan Cerano
Acámbaro
Cuitzeo del Porvenir
Lago de Cuitzeo
MEX 43D
MEX 15D
MEX 43
MEX 37D
MEX 120
Zinapécuaro de Figueroa
Álvaro Obregón
Queréndaro
Tarímbaro
Fracc. Misión del Valle
Charo
Morelia
5 km
3 mi
Leaflet | OpenStreetMap (basemap) | Merit DEM (elevations)

CUITZEO LAKE - BATHYMETRY


BATIMETRÍA DEL LAGO DE CUITZEO
CURVAS DE BATIMETRÍA
(metros)
1
2
2.5
Máxima inundación
Canal
AUTOR: Zoltan Vekerdy, Manuel E. Mendoza, Nega Abrha Gidey
SIGNOS CONVENCIONALES
LÍMITES
LÍMITE ESTATAL
LÍMITE MUNICIPAL
NOMBRES DE MUNICIPIOS
ELEMENTOS NATURALES
LÍMITE DE CUENCA HIDROGRÁFICA
CORRIENTE PERENNE
CORRIENTE INTERMITENTE
CUERPO DE AGUA
VÍAS DE TRANSPORTE
CARRETERAS PAVIMENTADAS
VÍAS DE FERROCARRIL
OTROS RASGOS CULTURALES
ÁREAS URBANAS
Kilómetros
N
MOROLEÓN
URIANGATO
YURIRIA
SANTIAGO MARAVATÍO
ACÁMBARO
Lago de Cuitzeo
Lago de Cuitzeo
Félix Ireta
Tejaro
Álvaro Obregón
Queréndaro
Indaparapeo

CLP - GEOLOGY


a
b WSW-striking
NNW-striking
Event T_1
Event T_2
N=17
N=33
SA: 3, 9, 11, 14, 20, 22
SA: 1, 2, 3, 6, 7, 9, 10, 12, 16, 20, 24, 27, 30 and 32
Event T_{2-3}
Event T_3
N=54
N=48
SA: 2, 3, 4, 5, 8, 10, 13, 17, 21, 22, 23, 25, 26, 27, 28, 29, 30,32, 33 and 34
SA: 1, 6, 8, 12, 15,16,18, 19, 23, 26, 31, 32 and 33
c Tectonic Events
T_1
T_2
T_3
Fig. 10a
20°0'0"N
19°50'0"N
101°20'0"W
101°10'0"W
101°0'0"W
100°50'0"W
Normal- to oblique-slip faults
Inferred strike- to oblique-slip faults
Strike- to oblique-slip faults
Structural station
SA 1 San Agustín 1
0 2.5 5 10 15 20
Kilometers
Geological units
11 Lacustrine and alluvial deposits
10 Pleistocene-Holocene monogenetic volcanoes and related lava
9 Pyroclastic fall deposits
8 Pleistocene riolitic-dacitic domes
7 Plio-Quaternary andestic-basaltic semi-shield volcanoes
6 Late Miocene basalts and andesitic-basalts rocks
5 Middle Miocene granodioritic body
4 Middle Miocene andesite
3 Middle Miocene ignimbrite
2 Early Miocene andesite
1 Early Miocene ignimbrite


CUITZEO LAKE PHYSICAL FEATURES
NORTH
Los Azufres Caldera

Cuitzeo Lake Cross-Section



3000
2500
2000m
Tzitzio-Valle de Santiago fault
Cuitzeo Lake
Cuitzeo half graben
Oligocene-Miocene andesites
Miocene-Pliocene sediments
Pleistocene sediments


CLP - GRAVITY
N
SSA
Lake Cuitzeo
Morelia
0 4 8 12 km
SMC

CUITZEO LAKE PROJECT CLAIMS


Uriangato
Moroleón
NORTH
RELAMPAGO 2 – 23,000 Has.
Acámbaro
Santa Ana Maya
Cuitzeo del Porvenir
Paracuaro
RELAMPAGO – 50,000 Has.
CUITZEO PROJECT
San Agustín del Maíz
Zinapécuaro de Figueroa
RELAMPAGO 3 – 34,000 Has.
Alvaro Obregón
Queréndaro
Tarímbaro
Cañadas del Bosque
Morelia
0
20
kilómetros
Villas del Pedregal
Capula
Jesús del Monte
Huajúmbaro
Pucuato
Ucareo
Villa Morelos
Cerano
Chucándiro
2,220,000 mN
2,200,000 mN
2,180,000 mN
260,000 mE
280,000 mE
300,000 mE
320,000 mE

CLP – 2010 GEOCHEMICAL SAMPLING


NORTH
53 Silt/Mud Samples: 376 g/t Li2O
13 Salt Samples: 1138 g/t Li2O
7 Evaporite-rock samples: 384 Li2O

CLP – 2021 GEOCHEMICAL SAMPLING


NORTH
20

CLP – 2021 GEOCHEMICAL SAMPLING

SURFACE GEOCHEMISTRY:

- **32 Surface Silt / Mud Samples**
- **27 Geothermal Water Sample**

UNDERGROUND GEOCHEMISTRY (DRILL-HOLES):

- **211 Underground Silt / Mud Samples**
- **31 Groundwater Samples**

CLP – 2021 GEOCHEMICAL SAMPLING RESULTS

SURFACE GEOCHEMISTRY:

- 5.83% Calcium / 3.79% Magnesium / 0.97% Sodium
- 0.66% Potassium / 618 gr-ton Phosphorous
- 243 gr/ton Metal Lithium
- 194 gr/ton Boron
- 38.8 gr/ton Rubidium
- 16.6 gr/ton Cesium

CLP – ESTIMATED RESOURCES

224 Km2 of West Main Water Body
48 Km2 of half North Water Body
Total of 270 Km2 by 10 meters depth
2,700,000 m3 x 2 g/cm3 (Density)
5,000 Million Tons of Sediments

>>>Magnesium 38 kg/ton = 190 Million tons of Magnesium

>>>Potassium 6.6 kg/ton = 33 Million tons of Potassium

>>>Phosphorous 0.618 kg/ton = 3.1 Million tons of Phosphorous

>>>Boron 0.194 kg/ton = 1 Million tons of Boron

>>>Lithium 0.243 kg/ton = 1.215 Million tons of Lithium

>>>Rubidium 0.039 kg/ton = 195 Million Kg of Rubidium

>>>Cesium 0.017 kg/ton = 85 Million Kg of Cesium

Addendum B

NI 43-101 Technical Report
Property of Merit
February 2011, revised Oct. 2011
Galeme Project
State of Jalisco, Mexico
Compania Minera de Atengo

Respectfully submitted to:
Compania Minera de Atengo (CMA)

Date:
20 October, 2011

SGS Canada Inc. – Geostat
10 boul. de la Seigneurie Est, Suite 203, Blainville, Québec Canada
t (450) 433 1050 **f** (450) 433 1048 www.geostat.com www.met.sgs.com

Member of SGS Group (SGS SA)

Table of Contents

List of tables

List of Figures

1- Summary

SGS Geostat was hired to prepare a NI 43-101 compliant Property of Merit Report by M. Jean-Charles Besson of Pacifico on the Compania Minera de Atengo (CMA) on the 29th of October 2010. Yann Camus, author of this report, visited the site 3 days from the 9th to the 11th of November 2010 with MM Jean-Charles Besson and Patrick Portolano, director of CMA. This report takes into account the samples and the drilling made on the Galeme Parcel up to January 31st 2011. The purpose of this mandate is to highlight the interest of the Galeme Parcel.

The Galeme Parcel is located in Mexico in the State of Jalisco and in the municipality of Ayutla. It is 130 km south-west of Guadalajara. The nearest town is Ayutla at 7 km to the north-east of the Galeme Parcel. The Galeme Parcel covers 1,740 hectares and is a part of the claim detained by Mineral de Atengo called "fraccion 1" of Luz 3.

Two historic artisanal mines with vestiges of associated treatment infrastructure are present on the property, of which limited information exists.

Geologically, the Galeme Parcel is located within the Jalisco Block which is composed of cretaceous to early tertiary volcanic and plutonic rocks related to a previous subduction related magmatic event. The main rock types of the Jalisco Block are basalt, andesite and rhyolite. The Cerro Galeme consists of approximately 200m thick andesitic lava units interbedded with approximately 50m to 200m thick rhyolite tuff units. They have a general dip of 5° (8% slope) to the ESE (N120). Irregularly shaped diorite and felsic intrusions and dykes are found all over the Cerro.

The majority of structures in the area of the Ayutla Magnetic Ring appear to be trending in an East-West to Northwest-Southeast trend. This is illustrated by the dominant orientation of veins as well as the orientation of valleys in the area.

Two deposit types are considered here to explain the vein hosted and disseminated Cu-Au-Ag mineralization: 1) Porphyry / Epithermal Copper-Gold System and 2) Iron-Oxide Copper Gold (IOCG) System. The emplacement mechanisms of these deposit types are for the most part congruent with a significant overlap. From the examples observed in core it appeared the magnetism decreased significantly within the mineralized intervals suggesting that the iron in magnetite took on a different form; likely a combination of chalcopyrite, pyrite, pyrrhotite and hematite. All ingredients needed to form hydrothermal deposits are found on the property.

The mineralization can be divided into 2 distinct mineralized domains that have been further subdivided by CMA.

- The ***Main structure*** can be described as a well defined lineament likely acting as a fluid conduit with associated Cu-Ag-Au mineralization. The veins are well aligned along an Azimuth of 110° and form 2 separate structures that appear to be offset by 150m. The offset thus delimits Galeme East and Galeme West. Both known historic mines occurring on the Galeme Parcel are on this structure and recent drilling confirms the presence of Cu-Ag mineralization at depth of up to 200m.
- The ***Disseminated Zone*** is defined by relatively dispersed Cu rock geochemical anomalies closely associated with a family of veins occurring within andesite and rhyolites but in most cases spatially associated with small dioritic and felsic dykes or intrusions. Macroscopically

there is no clear trend of this mineralization although the veins tend to run parallel to the Main structure and constrained within the andesite unit (associated with the presence of diorite)


Quartz-Cu oxide vein
Rhyolite
Andesite
Diorite
Monzodiorite
Projection: UTM Zone 13 (NAD 83)

Figure 1: Geological map of the Galeme Parcel, contour lines represent topography


South
North
Rhyolite
Andesite
Diorite
Monzodiorite
NS3-EW3
NS3-EW2
NS3-EW1

Figure 2: Preliminary geological cross section across the Galeme Parcel

The most recent exploration program proceeded as follows:

Phase 1 (July 2007 – December 2009)

- Satellite image processing (1:15,000 scale).
- Compilation of mineralized outcrop and historic mines.
- Reprocessing and validation of governmental aeromagnetic data (1:250,000 scale).
- Regional stream geochemistry survey.

Phase 2 (July 2008 – January 2011)

- Rock geochemical surveys at 20m to 100m grid spacing (1:10,000 to 1:2000 scale). Samples were rendered to powder then analyzed with a handheld XRF device. For a total of 5043 samples.
- 32 drill holes for a total of 3811m were completed within the Galeme Parcel (21 DDH and 11 RC). 558 intervals were sent to ALS laboratories. Niton handheld XRF was used for qualitative purposes.

This has resulted in significant discovery and understanding of the vein and disseminated system.

Thirty drill holes target the main structure and the other 2 target the disseminated zone.

The whole area of the Galeme Parcel has been sampled where outcrops were available. A total of 4627 samples were taken this way over the Parcel totaling 1,740 hectares. The samples were taken between 1st of July 2009 and 31st of May 2010. They were located by GPS, labeled, collected from the field and brought back to CMA's preparation and assaying laboratory.

For qualitative purposes, CMA used XRF investigation using its own preparation and assaying laboratory. Available elements include Cu, Ag and Mo (not Au). In the end CMA relies on ALS laboratories for sample reduction and assays.

During the visit, the author took 77 samples (sent to SGS laboratories) including 73 duplicate samples that can be compared to CMA's database. Of that total, 30 were quarter split duplicates of the core samples, 26 were splits of the pulps prepared by CMA of drill hole samples and 17 were splits of the pulps of field surface samples. All comparisons between SGS, ALS and CMA's XRF proved adequate.

It is very promising for future research. The Galeme Parcel is a Property of Merit.

We recommend the future exploration first phase on the Galeme Parcel to include:

1. Continued surface prospecting which has been very successful in identifying veins and mineralization trends.
2. Continue drilling over the Galeme East mineralization identified on surface over an extension of 1.8 km additional km. About 5500m of drilling is needed.
3. Continue drilling the Galeme West mineralization identified on surface over an extension of 450 m. About 3000m of drilling is needed.
4. A more precise magnetic survey (either flown at 50-100m spacing from a helicopter-borne survey or 50-100m from the ground).

a. The magnetic nature of the diorite makes it easily detectable.
   b. The mineralized zones within the magnetic diorite tend to have lower magnetic intensities. However it is unclear whether this type of magnetic anomaly (nested low) associated with the mineralization will be detectable due to its small scale versus practical survey limits.
5. Model the lithological expression of magnetism by using Forward Modelling (Inversion).
   a. This method of treating magnetic data can provide 3-dimensional interpretations.
   b. This can be done by having the data treated by geophysical consultant using software developed at the University of British Columbia. http://www.eos.ubc.ca/ubcgif/iag/index.htm
6. Possibly include Induced Polarization survey (50-100m ground survey).
   a. The chalcopyrite and pyrrhotite bearing quartz veins and disseminations should have weak to moderate conductivity values. This type of mineralization is difficult to identify with more traditional electromagnetic geophysical surveys.
   b. The IP method is has proved very useful in identifying vein hosted and disseminated mineralization.
7. Drilling of deeper holes based on present geological models along with the new geochemical and geophysical anomalies. The equivalent of 6 holes of maybe 800m would be needed.
8. Implementation of standard QAQC procedures with duplicates, standards and blanks.

   A budget of about 1.7 million US dollars would be required for the items 2 and 3 and about 1.5 million US dollars would be needed for items 4 to 7 for a total of 3.2 million US dollars.

Eventually, if the drilling returns positive results, a second phase would include the modeling of some resources if enough holes hit mineralization to roughly evaluate volumes and grades. The gold, silver and Mo should be followed to possibly add value to this copper project.

2- Introduction

This technical report describes the present situation of the Galeme project located in the state of Jalisco (Mexico) property of Compania Minera de Atengo (CMA).

SGS Geostat was hired to prepare a NI 43-101 compliant Property of Merit Report by M. Jean-Charles Besson of Pacifico on the Compania Minera de Atengo on the 29th of October 2010. Yann Camus, author of this report, visited the site 3 days from the 9th to the 11th of November 2010. M. Jean-Charles Besson and M. Patrick Portolano, who has created CMA in 2006 and been managing its activities since then, guided him all along the visit. M. Yann Camus was made available access to all field samples, drilling chips, core, and laboratory facilities. The visit also included the visit of the terrain, historical workings, La Luna mine underground workings, drill rig, and other projects and workings around the Galeme Parcel.

The purpose of this mandate is to highlight the interest of the Galeme Parcel.

A first report was issued in February 2011, this October revision includes new assays from ALS.

Information used for the preparation of this report includes mainly GIS database, presentations of the project, drill hole database, legal documents about the property titles, data gathered during the visit by the author.

CMA is a Mexican mining company headquartered in Guadalajara and has its main sample handling, storage facility and laboratory in Atengo (updated details can be obtained on its website www.mineratengo.com). It was initially created in 2006 by Patrick Portolano and another private investor. Pacifico entered in its capital in 2007. A total investment of 8 million USD in exploration has been made since then as of Dec 31st 2010. CMA runs 2 XRF geochemical analyses equipment and it operates one drill rig which can do HQ coring down to 250m. Geophysical surveys are contracted out.

Today, 24 field technicians and administrative staff recruited locally have been trained and work on a permanent basis for CMA. They are organized in 4 teams

- the drilling team, with 2 crews operating 7 days a week
- the geochemical team, with 4 crews, taking geochemical rock chips and soil samples
- the laboratory team, responsible for handling and archiving rock and core samples and with a production capacity of 400 XRF measurements per day
- the administrative team responsible for all administrative and logistic matters related to the ongoing operations

CMA has also an assistance contract with EOSYS, a geoscience service company based in France, (www.eosys.fr) which provides all technical and scientific support and expertise for CMA's exploration.

3- Reliance on Other Experts

The author of this Technical Report, Mr. Yann Camus, Eng., is not qualified to comment on issues related to legal agreements, royalties, permitting, and environmental matters. The author has relied upon the representations and documentations supplied by the Company management. The author has reviewed the mining titles, their status, the legal agreement and technical data supplied by Compania Minera de Atengo.

4- Property Description and Location

The Galeme Parcel is a part of greater CMA objective to develop the mining resource potential of a 2,700 km^2 (270,000 ha) set of 21 concessions located in the Central part of the bloc of Jalisco in the Guachinango-Atengo-Ayutla-Union de Tula zone. These permits are fully owned by CMA (100%) with no royalty or future payment to be made to any previous stakeholder. A fee is paid twice per year to the Mexican Government. Details are available in Appendix 2.

The Galeme Parcel, subject of this report, covers 1,740 hectares and is a part of the claim detained by Mineral de Atengo called "fraccion 1" of Luz 3 (totaling 231,556 hectares). The property title is presented in appendix 2. The author cannot speak in the name of a surveyor but verified that the Galeme Parcel was included in the Luz 3 – fraccion 1 property according to the location information in the property title and the location of the Galeme Parcel visited by the author. It includes a 30 ha (500m x 600m) parcel not discussed in this report for confidentiality reasons. This parcel does not cover any of the mineralized veins or dissemination zones presented in the current maps and its position can be made available to the reader upon signing a confidentiality agreement.

The Galeme Parcel is located in Mexico in the State of Jalisco and in the municipality of Ayutla. It is 130 km south-west of Guadalajara, 110 km south-east of Puerto Vallarta and 30 km north of Autlan. The nearest town is Ayutla at 7 km to the north-east of the Galeme Parcel.

The State of Jalisco is located in the center of Mexico. Jalisco is bordered to the northwest by the Mexican state of Nayarit; to the north by the Mexican states of Zacatecas, Aguascalientes, and San Luis Potosí; to the east by the Mexican states of Guanajuato and Colima; and to the west by the Pacific Ocean. Jalisco has 124 municipalities. Its capital is Guadalajara.


Puerto Vallarta, Jalisco, Mexico
Guadalajara, Jalisc
Ayutla
Galeme Parcel
Google

Figure 3: Galeme Parcel location


2222000'N
2221000'N
2220000'N
2219000'N
2218000'N
2217000'N
2216000'N
558000'E
559000'E
560000'E
561000'E
562000'E
563000'E
564000'E
565000'E
566000'E
Haldes Galeme W
Galeme E (La Luna) old plant
Galeme E tunnel
Top 1827m
Galeme W tunnel
Ancient mining holes
Adit
Mine dump
Trench
Quartz-Cu oxide & sulphide vein
Hand contoured anomalous Cu values
Drill collars & traces
Projection: UTM Zone 13 (NAD 83)

Figure 4: Galeme Parcel outline with topography

5- Accessibility, Climate, Local Resources, Infrastructure and Physiography

The access to the Galeme Parcel is by road with an all terrain vehicle recommended since the road is not paved in many places. The best international access is to fly to Guadalajara and to drive about 150 km from there to the Galeme Parcel.


MUNICIPIO DE ATENGO
MPIO. DE TENAMAXTLÁN
El Zapote
MUNICIPIO DE CUAUTLA
AYUTLA
San Miguel
Las Peruleras
MUNICIPIO DE TOMATLÁN
Ferreria
La Yerbabuena
MUNICIPIO DE UNIÓN DE TULA
MUNICIPIO DE VILLA PURIFICACIÓN
MUNICIPIO DE AUTLÁN

Figure 5: Location of the project in the municipality of Ayutla

5.1- Climate

The nearest town is Ayutla at 7 km to the north-east of the Galeme Parcel. The winter and spring are dry. The winter season is not well defined. The average annual temperature is 22 °C with an average annual rainfall of 940 millimetres of rainfall mostly in September. The dominant wind blows southward. According to the Mexican Governmental web site, the average number of frost days per year is 25 but CMA have not experienced one since 2007.

In Guadalajara, the January temperature averages 16°C (60°f). In June, the average is 23°C (74°f). Rainfall is heaviest between June and September. Average annual rainfall is 1340 millimetres (53 inches). Puerto Vallarta on the Pacific Ocean is warmer, with average January temperatures of 22°C (71°f) and June average temperatures 28°C (82°f).

5.2- Local resources

As of 2005, the municipality of Ayutla had a total population of 12,220. As of 1995, the indigene population was only 15. According to the Mexican Governmental web site, its mineral resources include deposits of lead, copper, silver, barite, fluorspar, talc and gypsum. The municipality has one professional school and one high school.

The municipalities around Ayutla are:

- Union de Tula (pop. 13,133 in 2005, 1 professional school, 4 workers in the mining industry)
- Tenamaxtlan (pop. 7,047 in 2005, no worker in the mining industry)
- Atengo (pop. 4,918 in 2005, 1 worker in the mining industry)
- Cuautla (pop. 160,285 in 2005, 18 professional schools, 15 high schools, 3 secondary technical schools, 2 colleges (normal), no information about mining industry)
- Tomatlan (pop. 31,798 in 2005, 3 professional schools, 2 high schools, 4 workers in the mining industry)
- Autlan (pop. 53,269 in 2005, 10 professional schools, 2 high schools, 16 workers in the mining industry)

The greatest cities are Guadalajara at about 110 km (150 km by roads) and Puerto Vallarta at about 110km also (280 km by roads).

Guadalajara is the capital of the Mexican state of Jalisco. The city is located in the central region of Jalisco. With a population of 1,564,514 it is Mexico's second most populous municipality. The Guadalajara Metropolitan Area includes seven adjacent municipalities with a reported population of 4,328,584 in 2009, making it the second most populous metropolitan area in Mexico, behind Mexico City. The city's economy is based on industry, especially information technology with a large number of international firms having manufacturing facilities in the Guadalajara Metro Area. Other, more traditional industries, such as shoes, textiles and food processing are also important.

Puerto Vallarta is a Mexican balneario resort city situated on the Pacific Ocean's Bahía de Banderas. The 2005 census reported Puerto Vallarta's population as 177,830 making it the sixth-largest city in the state of Jalisco.

6- History

This zone is known historically:

- to have supplied the Azteques with the copper from the Cerro of Ayutla
- by the development of the Guachinango gold mine in the 1990's

Very little mining exploration work has been conducted in this area, in which virtually no drilling was made before CMA started to investigate it. It is adjacent to the Autlan district known for its manganese mines (San Francisco concession, which gave birth to the Compania Minera de Autlan and currently developed by Azure Minerals (http://www.azureminerals.com.au/)) and to the Mascota district, known for its epithermal silver veins and VMS lead-zinc deposits (currently explored by Zinco (http://www.zincomining.com) and Endeavour (http://www.edrsilver.com).

In the North of Luz3 near the town of Guachinango underground silver mining first started in 1545 in the El Rayo concession (currently stacked by Soltoro Ltd) and continued intermittently until World War II. This zone became then part of the El Barqueno National Mineral Reserve in the 1970's and was exploited a few years for gold in the 1990's. Further East, adjacent to Luz3 and close to Ameca is the Magistral concession held by SouthernSilver, where a porphyry signature was detailed in the literature.

At least 4 small scale industrial mines are found in the area of Ayutla and are believed to have been exploited intermitently for copper and precious metals during the 20th Century.

Two historic artisanal mines with vestiges of associated treatment infrastructure are present on the property, of which limited information exists.

The first is the La Luna mine located on the northern flank, appeared to stop production in the 1970's and comprises two adits of 20 and 100m length. This mine is located on the Galeme East of the Main Structure. These adits lead to numerous galleries and shafts that intersect two separate veins: the 2m wide El Portal and the 10m wide Obra Dura. No production estimate is available.



Figure 6: Photo of the entrance to the La Luna Mine



Figure 7: Photo of the leaching plant at La Luna Mine

The second mine is the El Agua which is located on the southern flank and which appears to have stopped production in the 1960's. It appears to comprise a single adit of 100m in length which intersects the Galeme West zone of the Main Structure at approximately 20m below surface.



Figure 8: Photo of an entrance into El Agua Mine

7- Geological Setting and Mineralization

7.1- Introduction

The Galeme Parcel is located within the Jalisco Block which is composed of cretaceous / early tertiary volcanic and plutonic rocks related to a previous subduction related magmatic event. The main rock types of the Jalisco Block are basalt, andesite and rhyolite which are considered to be ~50My in age (Alaniz-Alvarez et al. 2008) and up to Cretaceous in age (66My - 146My)(Righter et al. 2001). These rocks are at least in part composed of ignimbrites which are of pyroclastic origin. The sequence exposed on the Galeme Parcel is composed of the andesitic sequence near the base of the sequence (orange dot) (Delgado-Granados 2000). This sequence is intruded by various dioritic and felsic intrusions in and around the Galeme Parcel. One of these dioritic intrusions is very magnetic and forms a crude ring shape (Ayutla Ring); the southwest section of the ring is within the Galeme Parcel. The center of the Ayutla magnetic ring is made of granites and granodiorites. To the north-east of property we observe recent plio-quaternary Na-alkaline volcanism belonging to the Ayutla volcanic field. This composition of volcanism is most commonly associated with extensional environments.

7.2- Tectonic Setting

The Galeme Parcel is located within what is considered to be the Jalisco block which represents the "Basement"; of the core of the volcanic arc magmatism around 50My ago. The figure below illustrates the position of this block between a subduction zone to the southwest, and two major continental rifts: to the east (Colima Rift) and to the north (Tepic-Zacoalco Rift).



Tepic
SIERRA MADRE OCCIDENTAL
(Eocene-early Miocene)
Pacific
Ocean
Rio Santiago
Main Pliocene to Quaternary volcanoes along the Tepic-Zacoalco rift (TZR)
Pre-Pliocene fault zones
21°00'
TZR
SS
AC
M
Puerto Vallarta
Rio Ameca
Guadalajara
TA
V
Fig. 2a
A
20
40
60
80
100
Lake Chapala
Jalisco block
T
Fig. 2b
20°00'
Colima Volcanic Complex
RIVERA PLATE
Michoacan block
North America plate
Sierra Madre Occidental
Pacific plate
Rivera plate
JB
MB
MVB
COCOS PLATE
105°00'
104°00'

Figure 9: Tectonic map showing the subduction under the Jalisco Plate and causing arc-related volcanism shown in the black triangles. Thick black arrows show the relative direction of the Jalisco and Michoacan blocks. The dashed lines show the relative depth of the subducting slab (Righter and Rosas-Elguera 2001).

The volcanism in the figure below shows how significant recent plio-quaternary magmatic activity has occurred since the emplacement of the andesites and rhyolites within the Galeme Parcel. This composition of volcanism is most commonly associated with extensional environments.


ATENGO
20°15'
TECOLOTLAN
Atengo River
506
505
507
504
510
508
509
503
AYUTLA
500
501
5 kilometers
104°15'
alluvium
minette
Cretaceous granite
hawaiite, alkali basalt
undifferentiated andesites and basalts
road, river
volcanic vent
trachylavas
conglomerate Late Miocene
andesite
Cretaceous basement (mostly ignimbrites)
town
sample studied

Figure 10: Geological map just North-East of the Property showing Na-Alkalic volcanism (Righter et al. 2001).

7.3- Local Geology

Parts of this section were taken directly from a geological report by CMA geologists; the content of which was verified and is considered to be valid.

The Cerro Galeme consists of approximately 200m thick andesitic lava units interbedded with approximately 50m to 200m thick rhyolite tuff units. They have a general dip of 5° (8% slope) to the ESE (N120). Irregularly shaped diorite intrusions and dykes are found all over the Cerro. The diorite is typically magnetic as well as the wallrock proximal to these intrusions. When superimposing the magnetic contours above the diorite outcrops, it appears that the large magnetic anomaly centered on the Cerro is guided by a massive diorite body of which only epiphyses and small erosion windows outcrop. This is confirmed by drillings (see below). Small monzodioritic intrusions and dykes are also outcropping. They are generally poorly to non-magnetic. It has been clearly observed in drillings and in La Luna tunnels that darker diorite elements are "digested" in the clearer monzodiorite magma. Gabbroic material has also been found in the diorite (drill hole D29B-150m). The highest points of the Cerro seem to correspond to the apex of the intrusions. Several epiphyses of these intrusives would appear to exist in the Northern and Southern flank of the Cerro. Dykes with a composition similar to the diorite or to the monzodiorite are also crosscutting the Main structure.


2222000'N
2221000'N
2220000'N
2219000'N
2218000'N
2217000'N
2216000'N
558000'E
559000'E
560000'E
561000'E
562000'E
563000'E
564000'E
565000'E
566000'E
Quartz-Cu oxide vein
Rhyolite
Andesite
Diorite
Monzodiorite
Projection: UTM Zone 13 (NAD 83)

Figure 11: Geological map of the Galeme Parcel, contour lines represent topography


2222000'N
2221000'N
2220000'N
2219000'N
2218000'N
2217000'N
2216000'N
Projection: UTM Zone 13 (NAD 83)
Fig.13
Quartz-Cu oxide vein
Rhyolite
Andesite
Diorite
Monzodiorite

Figure 12: Geological map showing magnetic intensity contours


South
North
NS3-EW2
NS3-EW3
NS3-EW1
Rhyolite
Andesite
Diorite
Monzodiorite

Figure 13: Preliminary geological cross section across the Galeme Parcel (location on Figure 12)

7.4- Structure

The majority of structures in the area of the Ayutla Magnetic Ring appear to be trending in an East-West to Northwest-Southeast trend. This is illustrated by the dominant orientation of veins as well as the orientation of valleys in the area. The Cerro El Galeme is limited to the North and to the South by two major N110 trending (wrench?) faults. The surface indices are aligned along en echelon kilometric N120 faults separated by EW tending jogs. The structural history appears to include 2 main episodes Opening of E-W and N-S grabens related to the emplacement of important dioritic intrusive Shear movements along N110 faults with extension along N40 faults followed by bloc tilting to the SW of approximately 5°. The central monzodiorite of Ayutla would have been emplaced during this episode.


Galeme

Figure 14: Magnetic map of the Ayutla magnetic ring showing vein systems.

Red: Quartz+Copper Oxides and sulphide veins; Blue: Quartz veins; Orange: calcite / epidote / barite veins. 3 potential faults are shown whose movement would have deformed a more symmetrical circular ring into the observed shape.



Figure 15: Structural map overlain by magnetic intensity contours.

Colours on this diagram are proportional the steepness of topography; cold colours (blue-green) represent slight slopes and hotter colours are steep (yellow-red).

7.5- Mineralization

Parts of this section were taken directly from a geological report by CMA geologists; the content of which was verified and is considered to be valid.

The mineralization is associated with quartz veins that occur primarily along a WNW trend. The primary sulphide minerals are chalcopyrite and pyrite. Mineralized zones can be affected by stockworks of veins (quartz, calcite, epidote, magnetite, hematite); effectively transforming the rock into breccias. These veins or breccias zones typically vary in thickness from 0.5m to 20m in thickness and strike N110-120° and dip about 75° to the south. In some cases mylonitic material is observed in corridors with much pulverized rock flour and argillaceous limonitized material. The geometrical disposition of the breccias is not well defined from drilling and CMA geologists consider that they may represent breccias pipes.

The most common metal bearing minerals are pyrite, chalcopyrite with occasional bornite, molybdenite. The maximum depth of oxidation has been noted at 120m vertical depth. No chalcocite enrichment zone has been identified; in fact chalcocite has been identified only in one drill hole in Galeme East at an altitude of 1745m. Sulphides tend to be oxidized. Five vein types have been identified at Galeme which are typically rimed by either chlorite+epidote or K-feldspar:

- quartz+calcite +/- pyrite
- quartz+potassic feldspar
- pyrite
- quartz+pyrite +/- chalcopyrite
- quartz+epidote+pyrite



Figure 16: Split core within mineralized showing quartz veins that are associated with chalcopyrite, pyrrhotite. Note the lighter color of the wall rocks due to replacement of the feldspar with quartz.



Figure 17: Photo of split core showing emplacement of vein and disseminated sulphides within diorite that has been flooded with quartz.

Of the 77 samples collected during the field visit 42 of them can be considered to be significantly mineralized by using a cutoff of 0.5% Cu and including one other sample containing 64.7g/t Ag. Of these samples 22 are from drill core and the remaining are either from surface or within the historic mines. The author considers the sampling as decent representation of the mineralization as a whole and we can make a few observations on the mineralization Galeme Parcel.

The table below summarizes the 42 mineralized samples taken in the field and analyzed at SGS. The average values are not to be taken as representing a true average but are meant as an illustration of order of magnitude and comparison between the metals. The first observation is that Cu and Ag dominate the value of the mineralization (96.3%) with minor contributions by Au and Mo.
Prices used in the table were taken from Kitco.com on January 27th and are not meant to reflect long term prices but merely to establish the proportional value of the metals at Galeme.

	Cu	Ag	Au	Mo	Zn	Pb
average	23,000ppm	17.6ppm	0.12ppm	58ppm	201ppm	156ppm
min	4,530ppm	0.4ppm	0.0025ppm	0ppm	20ppm	0ppm
max	83,200ppm	104ppm	2.89ppm	280ppm	2870ppm	4070ppm
$	4.3 $/lbs	27.5 $/oz	1,334 $/oz	16 $/lbs	1.02 $/lbs	1.48 $/lbs
$ Value of Average/tonne	$ 218.26	$ 17.10	$ 6.04	$ 2.04	$ 0.45	$ 0.51
Proportion of Total Value	89.3%	7.0%	2.5%	0.8%	0.2%	0.2%

Table 1: Table of analyses by SGS on mineralized samples (>0.5% Cu with one exception).

The mineralization can be divided into 2 distinct mineralized domains that have been further subdivided by CMA.

1. ***Main structure*** can be described as a well defined lineament likely acting as a fluid conduit with associated Cu-Ag-Au mineralization. The veins are well aligned along an Azimuth of 110° and form 2 separate structures that appear to be offset by 150m. The offset thus delimits Galeme East and Galeme West. Both known historic mines occurring on the Galeme Parcel are on this structure and recent drilling confirms the presence of Cu-Ag-Au mineralization at depth of up to 200m. The mineralization appears to occur in various scenarios but typically associated with the magnetite diorite. The surface mapping suggests that the magnetic diorite is less extensive than it is in reality as shown from recent drilling. 29 drill holes were drilled to trace this feature. Drilling has shown that the vein system is relatively continuous and linear. The mineralization ends abruptly at the eastern extent of Galeme West, this may mark the exact location of the offset observed in surface mapping. The mineralization is open at depth.
    a. Surface mapping suggests that Galeme East (Main Structure) occurs within and parallel to a relatively thin diorite dykes intruding andesite and rhyolites (drilling shows that the magnetic diorite is extensive here as well). The copper mineralization is found in limonitized breccia cutting a thick pile of andesitic tuff underlain by a rhyolitic unit. These breccias develop as lineaments 0.5 to 20m thick, south of the main fault in a N120 corridor up to 200m wide. The limonitized material is gradually replaced by sulfides (pyrite + chalcopyrite) at depth near the hanging wall of the main breccia zone. There are a few copper bearing zones located more than 50m South of the main fault are parallel to it, it is unclear at this point how this mineralization relates to the Main Structure. CMA geologists use the name San Miguel for eastern extent of the Main Structure and Galeme East for which high Au values have been reported by ALS measurements (see note above).
    b. Galeme West appears to occur in a lithological setting with a more voluminous diorite occurrence which intersects andesite. The dioritic intrusive outcrops in the Galeme West zone where mineralization occurs in breccias as well as in a 80m wide and more than 400m long corridor showing pyrite +/- chalcopyrite veinlets. Intrusion of monzodiorite dykes showing inclusions of dioritic elements as well as the presence of gabbroic material have been observed in the Galeme West drillings and indicate multistage intrusion events. Geological analysis in cross sections indicates that this part of the Cerro is the closest zone to the core of the intrusive system 29 drill holes were

drilled to trace this feature. Drilling has shown that the vein system is relatively continuous and linear. The mineralization ends abruptly at the eastern extent of Galeme West, this may mark the exact location of the offset. Particularly along the offset that is apparent in the surface expression. The mineralization is open at depth.

2. The ***Disseminated Zone*** is defined by a relatively dispersed Cu rock geochemical anomalies closely associated with a family of veins occurring within andesite but in most cases spatially associated with small dioritic dykes or intrusions. Macroscopically there is no clear trend of this mineralization although the veins tend to run parallel to the Main structure and constrained within the andesite unit (associated with the presence of diorite) There may be a stockwork of dioritic dykes within this area that will be difficult to properly map out at surface given the lack of outcrop. There are 2 drill holes within this zone. CMA geologists use this name to describe the zones west of Galeme West although it is clear that similar style of mineralization is present north of the Main Structure as well for which they have named Galeme North and Rincon de Flores


Rincon de Flores
Disseminated Zone
Galeme West
Main Structure
Galeme North
Galeme East
San Miguel
Magnetic intensity contours
Drill collars & traces
Quartz-Cu oxide & sulphide vein
Hand contoured anomalous Cu values
meters
Scale: 1:20010

Figure 18: Galeme mineralization map

7.6- Role of Diorite

The intrusions of magnetic diorite (described as microdiorite in the logs) appear to have an intimate relationship with the mineralized system. Three possible explanations can be brought forward for this association; it is reasonable to expect that all three contributed.

1. The diorite is actually the source of heat and metals for the mineralization itself. The quartz diorite could potentially represent the more evolved and longer lived core of the same intrusion (Porphyry System).
2. The excess Fe in the diorite occurring as magnetite destabilized with the metal carrying hydrothermal fluids which forced the deposition of the Cu as chalcopyrite ($CuFeS_2$).
3. The diorite preferentially focused fluid conduits within it due to rock properties inherent to it. For example it has a higher competence and isotropy than the surrounding volcanic rocks. This means that the andesite and rhyolite will deform somewhat "plastically" under the regional tectonic stresses whereas the diorites will create open fractures focusing the fluid flow.

It is also important to note that the later felsic intrusives show also an intimate geometric relation with the mineralization zones.

7.7- Alteration

The following rock alteration has been observed:

- Ubiquitous quartz+ calcite in veinlets and breccia zones
- Disseminated epidote and spectacular epidote nodules in andesites whose size can be greater than 1m diameter (Galeme East+Dissemination zone)
- Chloritisation in rocks and veins (Galeme West)
- Veinlets and decimetric alteration patches of potassic feldspath in rocks. These have been observed inside the chloritized and epidotized propylitic zone of Galeme West which would indicate a telescoping of successive alteration stages.

Whole rock analyses indicate an excess amount of magnetite up to 4% in the diorites. Most dioritic and andesitic intervals intercepted by the drillings are significantly magnetic and a loss of magnetization in these rocks corresponds to one of the following conditions:

- Dyke of monzodiorite intrusive
- Mineralized veins or altered intervals with argillaceous alteration, probably related to the monzodiorite intrusion

Rhyolites and andesites appear to present an increase in their magnetization next to the diorite intrusive. In some of the diorite or andesitic intervals, numerous dark brown micaceous spots of cm size, made of lamellas of mm size (phlogopite?) can be observed in D29B and A53.

The andesitic lavas appear to lose their magnetization and to be hematized in the outer zone of the structure in the "dissemination zone". An oxidation front may have developed at some distance from the intrusive. Its relation with copper mineralization will be investigated by a specific drilling campaign and may point to IOCG type targets more distal from the intrusive core.

The alteration profiles calculated in the drill holes would indicate that they were entirely perforated in a calcic alteration zone with local potassic enrichment streaks.

8- Deposit Types

Two deposit types are considered here to explain the vein hosted and disseminated Cu-Au-Ag mineralization: 1) Porphyry/Epithermal Copper-Gold System and 2) Iron-Oxide Copper Gold (IOCG) System. The emplacement mechanisms of these deposit types are for the most part congruent with a significant overlap. The main difference being that IOCG deposits contain significant iron oxides (hematite and/or magnetite related to the mineralizing process) and may occur completely detached from the magma heat source.

At this stage it is unclear whether the iron oxides causing the magnetic anomaly are related to the mineralization event. The hematite (including specularite) and magnetite are commonly associated with the sulphide occurrences. From the examples observed in core it appeared the magnetism decreased significantly within the mineralized intervals suggesting that the iron in magnetite took on a different form; likely a combination of chalcopyrite, pyrite, pyrrhotite and hematite.

Zones bearing disseminated and veinlet pyrite and/or chalcopyrite remain magnetic, while a loss of magnetization occurs in the mineralized and limonitized breccia corridors. CMA attributes this to 2 distinct phases of mineralization, an earlier one which preserved magnetization and which was perhaps accompanied by magnetite formation and a later phase which was accompanied by oxidation and magnetite destruction. This later phase is confined to the fractured zones in Galeme.

Three ingredients are needed to form hydrothermal deposits. The first is a heat source to drive the circulation of fluids. In this case we have magnetite-diorite and quartz diorite intrusions that are outcropping and are associated with the mineralization; this association is discussed further in the mineralization section. Additionally we have evidence of several episodes of volcanism 7 km to the NW, it is expected that a magma plumbing system feeding the volcanism operated for an extensive period in this area. The second factor is a hydrothermal plumbing system to focus fluid flow. We have evidence of this in the families of mineralized veins running Az100°. The third factor is a fluid which is carrying metals. Again we have evidence for metal rich fluids in the mineralized veins cutting the system. The Cu-rich (±Zn, Pb) and low W and Sn suggest a more mafic source rock for the metals in the hydrothermal fluid (quart-diorite or andesite as opposed to granodiorite, quart-monzonite to granite).

We have provided several articles that provide possible analogous deposits as well as descriptions of mineral deposit types and potential vectors toward mineralization.

1. Epithermal Copper-Gold veins can occur in almost any geological environment or geological time. In many cases the deposits are distal from the heat source and the metals are at least in part leached from the intervening country rock. In the case of Porphyry deposits the heat source, plumbing system, source of metals are within or proximal to the magmatic intrusion, usually of felsic composition (quartz monzonite to granite). There are several examples with associations to dioritic intrusions (papers annexed). The diagrams below give a good overview of the various types of hydrothermal Cu-Au-Ag orebodies that can occur and the associated alteration.


High-sulfidation epithermal disseminated Au ± Ag ± Cu
Disseminated Zone
Intermediate-sulfidation epithermal Au-Ag
Base of lithocap
Galeme East and West
High-sulfidation lode Cu-Au ± Ag
Carbonate-replacement Zn-Pb-Ag ± Au (or Cu)
Distal Au/Zn-Pb
Subepithermal vein Zn-Cu-Pb-Ag ± Au
Sediment-hosted distal-disseminated Au-As ± Sb ± Hg
Marble front
Porphyry Cu ± Au ± Mo
Proximal Cu-Au skarn
1km
1km
Steam heated
Vuggy residual quartz/silicification
Quartz-kaolinite
Quartz-alunite
Quartz-pyrophyllite
Chloritic
Decalcification
More reduced skarn
Weakly altered
Massive sulfide
Unaltered
Potassic
Propylitic
Sodic-calcic
LITHOCAP
Phreatic breccia
PORPHYRY STOCK
Late-mineral porphyry
Intermineral magmatic-hydrothermal breccia
Intermineral porphyry
Early porphyry
PRECURSOR PLUTON
Equigranular intrusive rock
HOST ROCKS
Dacite dome
Felsic tuff unit
Andesitic volcanic unit
Subvolcanic basement / carbonate horizon
Dacite porphyry plug-dome
MAAR-DIATREME COMPLEX
Lacustrine sediment
Late phreatomagmatic breccia
Early phreatomagmatic breccia
Late-mineral porphyry

Figure 19: Anatomy of a porphyry deposit (Sillitoe 2010) and possible location of Galeme

2. IOCG deposits can occur in any age are typically associated with batholithic granitoids within crustal settings. They are defined as 1) containing Cu-Au (with common enrichment in F, P, Co, Ni, As, Mo, Ag, Ba, LREE, and U) 2) hydrothermal ore with structural control; 3) Abundant Hematite or Magnetite; 4) Fe-oxides relatively poor in Ti and 5) Spatial association with igneous intrusion not a determining factor.


Diorite intrusion
Calcite ± silver (?) vein
Hydrothermal/ tectonic vein breccia
Hematite-chlorite-chalcopyrite vein
Magnetite-actinolite-apatite-chalcopyrite-(bornite) vein
Mafic dyke: diorite, basaltic andesite
Magnetite-actinolite-apatite-(clinopyroxene) vein
50 m
200 m
Magmatic
Non-Magmatic
Magma-derived
Surface or basin-derived
Metamorphic-derived
surface-derived brines
surface-derived waters
Cu(-Au)-Fe-oxide
early, barren Fe oxide
regional Na(Ca)
magmatic fluids
basinal fluids
deep basinal fluids
metamorphic fluids
Specialized magmas (alkaline or otherwise)
Igneous heat + cation source (other heat sources possible)
Tectonic/metamorphic drive for fluid production & flow
Cu(-Au) mineralization
Fe-oxide mineralization
Na(Ca) alteration
K alteration (type I)
K alteration (type II)

Figure 20: Anatomy of an IOCG deposit (Williams et al. 2005)


Remote IOCG mineralization developing in traps feeded by faults and lithologic drains
Mineralization fluids trapped below lithologic contact
Mineralization developing in fault corridors and fractured zones : Galeme East
andesite
rhyolite
Multiple dioritic intrusions and dykes
andesite
Late granodioritic intrusive
This cross-section is a downward extrapolation of Galeme East section Y83
Mineralization developing at intrusive contact
Buried porphyry mineralization

Figure 21: Conceptual model for the metal plays of El Galeme Prospect

Figure 21 shows how Island arc and back-arc dioritic stocks intruding a pile of volcanic terrains would have been intruded at a later stage by more continental granodioritic bodies. In this context, some porphyry, skarn, epithermal and IOCG mineralization styles may develop.

9- Exploration

The most recent exploration program proceeded as follows:

Phase 1 (July 2007 – December 2009)

- Satellite image processing (1:15,000 scale).
- Compilation of mineralized outcrop and historic mines.
- Reprocessing and validation of governmental aeromagnetic data (1:250,000 scale).
- Regional stream geochemistry survey.

Phase 2 (July 2008 – January 2011)

- Rock geochemical surveys at 20m to 100m grid spacing (1:10,000 to 1:2000 scale). Rock samples were cut into slabs (plaquettes 3 x 3 x 0,5cm) then analyzed with a handheld XRF device. For a total of 5043 samples.
- 32 drill holes for a total of 3668m were completed within the Galeme Parcel (21 DDH and 11 RC). Mineralized intervals are powdered and analyzed via handheld XRF. A selection of intervals are then identified, cut in 2 and sent to ALS for copper, silver, gold and others from an ICP package.

This has resulted in significant discovery and understanding of the vein and disseminated system.


Rock Geochem Cu (ppm)
54 303.5
20 000
10 000
5 000
500
0

Figure 22: Gridded geochemical anomaly map showing the position and density of sampling

10- Drilling

All drilling known on the Galeme Parcel was realized by Compania Minera de Atengo since June 2010.

Before June 2010, Compania Minera de Atengo drilled some 68 diamond drill holes and 97 destructive drill holes totaling more than 12,000m on 11 other prospects including Gema. Three of them returned some promising results.

The drilling on the Galeme Parcel consists of 11 holes of RC (reverse circulation) drilling totaling 568m and 21 holes of DDH (diamond drilling) totaling 3100m. That makes a total of 32 holes and 3668m. Thirty drill holes target the main structure and the other 2 target the disseminated zone. The RC were made by airblast and their objective was to locate better the structures to be investigated by the DDH, as the outcrop conditions were poor in Galeme W due to the thick vegetation.

For the Galeme West and Galeme East, the main structures dip 65° to 80° to the south. Therefore, the angle between the holes and the structure is between 40° and 70°. We can estimate that the true thickness will be 5% to 35% less then lengths in the holes. The angle between smaller structures and

the holes are not known at the time so the author does not know how the length in the hole will relate with the true thickness.

The following Table 2 summarizes the drilling to date. Table 3 gives for each sampled hole, the grade ranges for Cu, Au, Ag and Mo.

Figure 23 shows the location of the holes. The drilling on the Galeme West and Galeme East cover a distance of about 1.3 km in total. The Galeme West area has some drilling covering 600m along the structure and the Galeme East has drilling covering 430m. Both Galeme West and East are recognized to a depth of about 200m. The Figure 24 to Figure 27 show plans and sections of both West and East mineralized structures.

A total of 568 intervals were sampled and analyzed at ALS laboratories. Of which 506 have Cu+Ag+Mo+Au, 60 have Cu+Ag+Mo, 1 has Au only and 1 has other information. These samples have also been measured for many elements not reviewed here. The sample preparation has been done at ALS laboratories for about 87%, at SGS laboratories for about 5%, by CMA in their laboratory for about 4% and crushing by CMA / pulverization by ALS for about 4% of them.

Hole Name	Target	Easting	Northing	Elevation	Dip	Azim	Depth	Finish Date	Type	Positionning	Notes
SGWK-G38A	Galeme West	561246	2219184.6	1740	60	20	115	30/06/10	DDH	Surveyor	
SGWK-I33A	Galeme West	561124.8	2219232	1756.5	45	30	78	06/07/10	DDH	Same as SGW-I33	
SGWK-I33B	Galeme West	561126.4	2219230.1	1755.7	90	0	13	07/07/10	DDH	Same as SGW-I33	
SGWK-I33C	Galeme West	561133.5	2219230.2	1756	90	0	148	10/07/10	DDH	Same as SGW-I33	
SGWK-E47	Galeme West	561440.9	2219151.4	1728.2	45	3	30	18/07/10	DDH	Surveyor	
SGWK-E47A	Galeme West	561436	2219152.7	1728.7	45	3	30	20/07/10	DDH	Surveyor	
SGWK-E47B	Galeme West	561436	2219151.7	1728.9	90	0	140	04/08/10	DDH	Surveyor	
SGWK-C36	Galeme West	561217.69	2219115.65	1712.91	45	14	150	12/08/10	DDH	mid gpd-107 & gpd-108	
SGWK-D29	Galeme West	561066.4	2219130.1	1721.5	45	30	174	22/08/10	DDH	Surveyor	
SGWK-D29B	Galeme West	561061.2	2219129.4	1722.7	45	2	210	05/09/10	DDH	Surveyor	
SGWK-C41	Galeme West	561320.1	2219111	1716.4	45	17	171	16/09/10	DDH	Surveyor	
SGSK-Y35	Galeme West	561201	2219037.1	1685.9	45	13	247	29/09/10	DDH	Surveyor	
SGWK-A53	Galeme West	561541.7	2219041.9	1745.4	45	14	197	19/10/10	DDH	Surveyor	
SGW-K28	Galeme West	561055.4	2219263.6	1766.5	45	13	60	10/06/10	RC	Surveyor	
SGW-I33	Galeme West	561150.1	2219231.7	1756.3	45	30	85	14/06/10	RC	Surveyor	
SGW-G38	Galeme West	561243.3	2219184.8	1740	45	13	51	16/06/10	RC	Surveyor	
SGW-G43	Galeme West	561353.7	2219187.8	1743.4	45	3	57	17/06/10	RC	Surveyor	Stoped : hard rock
SGW-G43B	Galeme West	561328.6	2219173.9	1739.4	30	183	39	21/06/10	RC	Same as SGW-G43	
SGW-I33B	Galeme West	561138.5	2219237.9	1758.4	45	210	49	23/06/10	RC	Same as SGW-I33	
SGW-F52	Galeme West	561536.2	2219176.1	1761.1	45	180	63	06/07/10	RC	Surveyor	
SGW-F52B	Galeme West	561523.8	2219145.2	1756.8	45	180	40	06/07/10	RC	Surveyor	
SGW-I52	Galeme West	561536.6	2219243.9	1770	45	352	21	07/07/10	RC	Surveyor	
SUBTOTAL	**Galeme West**	**Count = 22**					**2168**				
SGLK-B8	Galeme East	561826.9	2219083.9	1812.5	45	298	128	27/10/10	DDH	Handheld GPS	
SGLK-E13	Galeme East	561925.6	2219133.8	1819.3	60	15	177	08/11/10	DDH	Surveyor	
SGLK-C18	Galeme East	562037.5	2219112.8	1825.2	60	15	158	16/11/10	DDH	Handheld GPS	
SGLK-J27	Galeme East	562208.5	2219249.9	1784.6	45	195	200	27/01/11	DDH		
SGSK-Z84	Galeme East	562163.8	2219058.5	1833.2	60	15	134	29/11/10	DDH	Handheld GPS	
SGSK-Y89	Galeme East	562269.5	2219042.5	1834.5	60	15	167	07/12/10	DDH	Handheld GPS	
SGSK-Y83	Galeme East	562148.4	2219024.6	1812	60	15	186	17/12/10	DDH	Handheld GPS	
SGSK-Y83C	Galeme East	562148.4	2219024.6	1812	45	223	247	27/12/10	DDH	Handheld GPS	
SUBTOTAL	**Galeme East**	**Count = 8**					**1397**				
SRW-W38A	Disseminated Zone	560542.2	220031.3	1750.4	30	22	51	08/07/10	RC	gpd-038	
SRW-W38B	Disseminated Zone	560541.4	2220029.5	1750.4	90	0	52	10/07/10	RC	gpd-038	
SUBTOTAL	**Disseminated Zone**	**Count = 2**					**103**				
TOTAL	**ALL ZONES**	**Count = 32**					**3668**				

Table 2: List of drill holes

		Intervals					% Cu		g/t Au		g/t Ag		g/t Mo	
Hole Name	Target	Count	From (m)	To (m)	Gaps with no assays (From-To)	Length (m)	Min	Max	Min	Max	Min	Max	Min	Max
SGSK-Y35	Galeme West	44	155	193		38	0.005	3.68	<0.005	0.075	<1	34	<10	280
SGW-G38	Galeme West	15	15	30		15	0.052	0.517	0.009	0.034	<1	3	<10	30
SGW-G43	Galeme West	18	37	55		18	0.02	0.251	0.005	0.021	<1	1	<10	<10
SGW-I33	Galeme West	25	0	25		25	0.031	0.632	<0.005	0.027	<1	5	<10	<10
SGW-K28	Galeme West	10	20	30		10	0.01	0.306	<0.005	0.027	<1	2	<10	30
SGWK-C36	Galeme West	49	34	122		88	0.005	1	<0.005	0.046	<1	6	<2	10
SGWK-C41	Galeme West	24	28	57		29	0.006	2.62	<0.005	0.008	<1	10	<10	40
SGWK-D29	Galeme West	37	35.4	160	(35.4-130)	30	0.004	4.41	<0.005	0.264	<1	36	<10	230
SGWK-D29B	Galeme West	40	35.4	150	(35.4-82.5)(85.5-110) (142-150)	35	0.002	0.439	<0.005	0.030	<1	2	<2	190
SGWK-E47B	Galeme West	33	95	120.5		25.5	0.002	0.126	<0.005	0.070	<1	5	<10	20
SGWK-G38A	Galeme West	37	10	63		53	0.011	6.44	<0.005	0.074	<1	39	<10	40
SGWK-I33A	Galeme West	30	13	44	(29-30)	30	<0.001	0.54	<0.005	0.026	<1	1	<10	80
SGWK-I33C	Galeme West	19	87	106		19	0.055	8.87	<0.005	0.173	<1	54	<10	320
SUBTOTAL	**Galeme West**	**381**				**415.5**								
SGLK-C18	Galeme East	49	81	130		49	0.007	4.95	<0.005	0.256	<1	59	<10	410
SGLK-E13	Galeme East	36	99	135		36	0.001	0.57	<0.005	0.042	<1	9	<10	10
SGLK-J27	Galeme East	40	123	199.5		76.5	0.002	1.13	<0.005	0.103	<1	50	<10	<10
SGSK-Y83	Galeme East	25	155	181		26	<0.001	1.87	<0.005	0.747	<1	56	<10	10
SGSK-Y89	Galeme East	23	103	126		23	0.033	9.42	<0.005	0.257	<1	66	<10	610
SGSK-Z84	Galeme East	13	120	133		13	0.004	1.035	0.005	0.097	<1	2	<10	10
SUBTOTAL	**Galeme East**	**186**				**223.5**								
TOTAL		**567**				**639**								

Note: One interval (SGWK-I33A from 29m to 30m) has no Cu, Au, Ag or Mo. It was excluded from the above count.

Table 3: Summary of drill hole assay results


Galeme property
Disseminated Zone
2 Drill Holes
Galeme West
22 Drill Holes
8 Drill Holes
Galeme East
1 km

Figure 23: Location of drill holes and mineralized structures with topo (elevations in metres)


North
Core of mineralized zone
Surface boundary of mineralized zone
2 219 300 mN
2 219 200 mN
2 219 100 mN
SGW-K28
SGWK-I33A
SGWK-I33B
SGW-I33
SGWK-I33C
SGW-I33B
SGWK-D29
SGWK-G38A
SGW-G38
SGWK-C36
SGSK-Y35
SGW-G43
SGW-G43B
SGWK-C41
SGWK-E47A
SGWK-E47B
SGWK-E47
SGW-I52
SGW-F52
SGW-F52B
SGWK-A53
100m
sondages_tot by Cu
100 000 to 1 000 000
50 000 to 100 000
10 000 to 50 000
1 000 to 10 000
500 to 5 000
0 to 500

Figure 24: Plan view of the Galeme West mineralized structure



S
N
Probable lower limit of old works
Breccia pipe zone
50m
0 - 100
100 - 300
300 - 1 000
1 000 - 10 000
10 000 - 20 000
20 000 - 30 000
30 000 - 40 000
40 000 - 100 000

Figure 25: Section view of the Galeme West mineralized structure (through holes SGSK-Y35, SGWK-C36, SGWK-G38A and SGW-G38)


North
Rhyolites
Access galery to La Luna Mine
Fractured and mineralized zones
Mineralized breccia
Diorite
Rhyolites
Altered andesitic tuf
with copper traces and
strong oxidation
Andesitic tuf
Old exploitation
100m
Andesitic tuf
(orange 0,01-0,1%, red>0,1%, log scale)
9 300
9 200
9 100
1 900
2 000
2 100
2 200

Figure 26: Plan view of the Galeme East mineralized structure



SGSK-Y89
S
N
Mineralized breccia
Andesitic tuf
17m at 1.89% Cu of which 6m at
• 4.6% Cu,
• 0,12 g/t Au,
• 24 g/t Ag
• 283 g/t Mo
Andesitic tuf
Rhyolites
Mineralized fracture zone
50m
CMA- July 2011

Figure 27: Section view of the Galeme East mineralized structure (through hole SGSK-Y89)



Figure 28: Photo of the collar for drill hole SGLK-B8



Figure 29: Photo of collar location of drill hole SGLK-E13



Figure 30: Photo of collar for drill hole SGSK-Y35

11- Sampling Preparation, Analyses and Security

11.1- Introduction

The whole area of the Galeme Parcel has been sampled where outcrops were available. A total of 4627 samples were taken this way over the Parcel totaling 1,740 hectares. The samples were taken between 1st of July 2009 and January 2011. If we divide the Galeme Parcel in two equally sized areas, it is interesting to note that the West area received 3500 samples whereas the East portion received the remaining 1127 samples. The reason to have more coverage on the West area is the presence of more recognized mineralization. The location of the 4627 surface samples within the Galeme Parcel are shown in the next figure.

In details, there was:

- 21 HQ core drill holes totaling 3243 m (maximum depth of 250m)
- 11 destructive drill holes totaling 568 m (maximum depth of 60m)
- 568 rock geochemistry assays by ALS
- 10,840 rock geochemistry assays made internally by CMA
- 76 rock geochemistry assays by SGS
- 14 samples have been analyzed in thin slices and have whole rock assays by ALS

In the end CMA relies on ALS laboratories for sample reduction and assays.



Figure 31: Location of exploration surface samples within the Galeme Parcel


CAJA No.
El FRESNO
N 20°40.078'
104°29.757
1221 mts.

Figure 32: Photo of field samples

The recovery of the drill hole core is very high once you pass the very altered and oxidized layer at the start of most drill holes. This is due to the fact that the diameter is HQ 2.5 inches that is quite large. The Appendix 1 and figures in the next item of this report shows pictures of the core taken by the author that supports this observation.

The list of intervals shows that the thickest mineralized structures are in the Galeme West and Galeme East but also some mineralization is outside of this structure and gives place to some hopes for additional discoveries.

The present interval chosen for the sampling is of 0.5 meters. Since most mining method requires a minimum thickness of about 1m, we can be sure we have enough details for further investigations. Also, typically, mineralized zones in drill holes have between 0.5 meters and 10 meters so an interval of 0.5m is adequate.

For the Galeme West and Galeme East, the angle between the holes and the structure is between 40° and 70°. We can therefore estimate that the true thickness will be 5% to 35% less than lengths in the holes. The angle between smaller structures and the holes are not known at the time so the author does not know how the length in the hole will relate with the true thickness.

Hole Name	From (m)	To (m)	Area	Lenght (m)	ALS Cu (%)	ALS Au (g/t)	ALS Ag (g/t)	ALS Mo (g/t)	ALS Note*	Checked by SGS	SGS Cu (%)
SGWK-I33C	88	98	Galeme West	**10**	**2**	0.04	10.8	60			
SGWK-G38A	46	60	Galeme West	**14**	**1.21**	0.01	5.46	5		PARTLY	
SGWK-D29	142	146.5	Galeme West	**4.5**	**2.81**	0.07	10.28	**118.33**		YES	2.81
SGSK-Y35	183	189	Galeme West	**6**	**1.13**	0.04	11.5	67.92	some Cu/Au/Ag/Mo NA	PARTLY	
SGWK-C36	116	122	Galeme West	**6**	0.51	0.01	1.75	5			
SGWK-C36	44	54	Galeme West	**10**	0.3	0.01	3.2	6			
SGWK-C41	53.5	55.5	Galeme West	2	**1.46**	0	5.5	21.25	all Au NA	YES	1.54
SGWK-G38A	18	24	Galeme West	6	0.41	0.01	1	21.67			
SGSK-Y35	157	163	Galeme West	6	0.35	0.01	1.67	7.5			
SGW-G38	15	18	Galeme West	3	0.41	0.02	2	23.33			
SGW-G38	28	30	Galeme West	2	0.51	0.03	2.5	20			
SGWK-D29B	134	136	Galeme West	2	0.4	0	2	145	all Au NA		
SGW-I33	23	24	Galeme West	1	0.63	0.03	5	5			
SGWK-I33A	23	24	Galeme West	1	0.54	0.03	1	5			
SGWK-D29	151	152	Galeme West	1	0.39	0.03	2	**110**			
SGWK-C41	31	32	Galeme West	1	0.33	0.01	0.5	5			
SGW-K28	22	23	Galeme West	1	0.31	0.02	0.5	30			
SGWK-I33A	40	41	Galeme West	1	0.3	0.01	1	5			
SUBTOTAL			**Galeme West**	**77.5**	**0.97**	**0.02**	**5.1**	**32.0**			
SGSK-Y89	109	126	Galeme East	**17**	**1.9**	0.06	**11**	**104.41**			
SGLK-C18	118	129	Galeme East	**11**	**1.98**	0.04	**17.09**	28.18			
SGLK-J27	192	198	Galeme East	**6**	0.94	0.07	**21.5**	5			
SGLK-C18	94	97	Galeme East	3	**1.67**	0.1	**21**	**158.33**			
SGSK-Y83	171	175	Galeme East	**4**	**1.12**	**0.41**	**33.5**	5.63			
SGLK-E13	122	129	Galeme East	**7**	0.33	0.01	2.71	5			
SGSK-Z84	130	133	Galeme East	3	0.63	0.02	1.67	5			
SGLK-C18	102	103	Galeme East	1	0.63	0.01	1	5			
SGLK-C18	106	107	Galeme East	1	0.32	0.01	4	5			
SUBTOTAL			**Galeme East**	**53**	**1.40**	**0.07**	**13.8**	**50.4**			
TOTAL				**130.5**	**1.15**	**0.04**	**8.6**	**39.5**			

Table 4: List of the richest intervals found in the drill holes

The intervals presented in Table 4 average Pb (Lead) from 0 to 170ppm and Zn (Zinc) from 60 to 375ppm. Both Pb and Zn are especially present in Galeme East.

11.2- Sample Preparation

The sampling is done following the protocol for drill hole samples:

- The drilling CMA team prepares the core with standard information on core boxes
  - Hole name, box number and depth range is on the core box
  - Depth indication is on wood blocks inside the core box at each 1.5m
- CMA's geologist inspects the core and outlines potentially interesting intervals of 0.5m to be sent to ALS laboratories
- Each 0.5m interval is identified on the core box
- Each 0.5m interval is cut in two using a rock saw (Figure 33)
- Half is returned to the box and half is put in an identified bag for preparation
- Samples are sent to ALS laboratories for reduction and analysis for copper, gold, silver and molybdenum

The sampling is done following the protocol for a field surface sample:

- The CMA team of geologists looks for an outcrop
- When an outcrop is encountered, a representative sample at least the size of a fist is hammered, placed into a bag and numbered
- The location of the sample is acquired using a handheld GPS unit
- The sample is returned to CMA assaying facility
- The sample is first scanned using the handheld XRF device.
- If the sample returns interesting amounts of copper or iron, the sample is crushed and reduced to about 1 or 2mm particles in a preparation facility by CMA employees
- The measurement is then made by XRF again in order to prepare maps and identify targets



Figure 33: Rock saw used for core and field samples



Figure 34: Photo of reject storage facility.


BARRENO No. SGWK-E47-B DE 108.50 Mts.
CAJA No. 50 DE 111.50 Mts.

Figure 35: Photo of the information on a core box.


120.0
121.50

Figure 36: Photo of wood blocks with depth inside core box.

12- Data Verification

12.1- Introduction

Compania Minera de Atengo (CMA) personnel work with the data and verify the database integrity and completeness. That is done generating maps, counting items and making some queries in the database.

During the site visit in November 2010, the author took 77 samples including 73 duplicate samples that can be compared to CMA's database. Of that total, 30 were quarter split duplicates of the core samples, 26 were splits of the pulps prepared by CMA of drill hole samples and 17 were splits of the pulps of field surface samples.

Since that site visit, CMA chose to rely on ALS laboratories for all Cu, Au, Ag and Mo determination. The pulp used at SGS laboratories for all drill hole samples was recently sent to ALS laboratories for the determination of Cu, Au, Ag and Mo. The following discussion compares the ALS vs the SGS results.


Sample
Field Samples (17)
DDH Sample (26)
DDH Sample (30)
Preparation by CMA
Preparation by CMA
Preparation by CMA
Preparation by SGS
XRF by CMA
ICP by SGS
XRF by CMA
ICP by SGS
FA for Au
XRF by CMA
ICP by SGS
FA for Au
ICP by ALS
FA for Au
ICP by ALS
FA for Au

Figure 37: Preparation and assaying of samples for the independent assays, results in yellow were compared in this report

It was found that drill hole and field samples behaved differently and for this reason they have to be discussed separately.

The results from the independent sampling are summarized in the next two tables.

12.2- Field Samples and Accuracy of Niton XRF Measurements

Field Samples - Duplicates of powders "CMA": feild sample prepared and assayed by CMA "SGS": split of the powder assayed by SGS									
				Sign test		Student T test (Log or Normal)			If Bias detected
	# Pairs	Linear Regression	R^2	CMA Over or Underestimation?	Significance of the test	CMA Over or Underestimation?	Significance of the test	Conclusion	Average CMA compared to SGS
Cu	17	SGS=0.863xCMA	0.966	-	-	-	-	No bias detected	-
Ag	9	SGS=1.189xCMA	0.811	-	-	-	-	More testing needed*	-

*: Since CMA detection limit is high, richer samples are needed for conclusive statistical testing

Table 5: Bias assessment between CMA XRF assays and SGS ICP assays, re-assay of field CMA powders

The 17 pulp duplicates show great repeatability with some deviations probably due to the difference in the measurement method (XRF vs. ICP).

The author was pleased to find that samples measured by CMA below 3.75% Cu (see Figure 39) shown a linear regression of %CuSGS = 1.025 x %CuCMA (forced to the origin) with a R^2 of 0.985. These results confirm the quality of the results explained in the EOSYS report of calibration of the Niton revised in November 2010.

12.3- Drilling Core Samples

Drill Hole Samples - Duplicates of powders and Core Duplicates "ALS": powders prepared by SGS either from CMA Prep or from independent quarter of core, assay by ALS "SGS": powders prepared by SGS either from CMA Prep or from independent quarter of core, assay by SGS									
				Sign test		Student T test (Log or Normal)			If Bias detected
	# Pairs	Linear Regression	R^2	ALS Over or Underestimates?	Significance of the test	SGS Over or Underestimates?	Significance of the test	Conclusion	Average ALS compared to SGS
Cu	56	SGS=1.020xALS	0.986	ALS Underestimates	99.99%	-	-	Apparent Bias More testing needed*	-3%
Au	21	SGS=0.957xALS	0.946	ALS Underestimates	97%	-	-	More testing needed*	-
Ag	56	SGS=0.881xALS	0.897	-	-	-	-	More testing needed*	-
Mo	56	SGS=0.978xALS	0.977	ALS Underestimates	96%	ALS Underestimates	96%	More testing needed*	-

*: Since values are low compared to the method's detection limits, richer samples are needed for conclusive statistical testing

Table 6: Bias assessment between ALS versus SGS analysis

Looking at the 56 Drill Hole Samples, no bias is found between ALS and SGS analysis. A small difference in copper is noted but very slight. Also tests suggest a bias for gold but values are too low for the test to be conclusive. Standard QAQC is recommended.

12.4- Scatter plots of SGS vs ALS and SGS vs CMA XRF for field samples

The analytical procedure in use at CMA appears to be good for geochemical exploration purposes and for identifying the mineralized zones.

For estimation purposes, CMA would rely on ALS assay results. Both the methodology used to prepare the cores and the measurements made are up to industry standards. Proper QAQC procedures involving duplicates, blanks and standards will have to be setup for resource estimates.

All the regression graphs are presented in the next figures:



SGS %Cu ICP on powder
Compania Minera de Atengo %Cu XRF gun on powder
y = 0.863x
R² = 0.966
Field Powder Samples
0
1
2
3
4
5
6
7
8
9
10
11

Figure 38: Scatter plot for Cu of the 17 Field samples


4.000
3.000
2.000
1.000
0.000
0
1
2
3
4
y = 1.025x
R² = 0.985
Field Samples with CMA Cu < 3.75%
SGS %Cu ICP on powder (prepared locally by CMA)
Compania Minera de Atengo %Cu XRF gun on powder (prepared locally by CMA)

Figure 39: Scatter plot for Cu of the 13 independent Field samples below 3.75% Cu (CMA)


7
6
5
4
3
2
1
0
0
1
2
3
4
5
6
7
y = 1.020x
R² = 0.986
%Cu SGS ICP 90a
%Cu ALS ICP61a

Figure 40: Scatter plot for Cu of the 56 independent Drill hole samples


y = 0.957x
R^2 = 0.946
Au (g/t) SGS FAI323
Au (g/t) ALS AA24
0
0.05
0.1
0.15
0.2
0.25
0.3

Figure 41: Scatter plot for Au of the 21 independent Drill hole samples


40
30
20
10
0
0
10
20
30
40
Ag (g/t) SGS AAS21E
Ag (g/t) ALS ICP61a
y = 0.882x
R² = 0.897

Figure 42: Scatter plot for Ag of the 56 independent Drill hole samples


Mo (g/t) SGS ICP 90a
Mo (g/t) ALS ICP61a
y = 0.980x
R² = 0.978
0
50
100
150
200
250
300

Figure 43: Scatter plot for Mo of the 56 independent Drill hole samples

13- Mineral Processing and Metallurgical Testing

Compania Minera de Atengo did not do any Mineral Processing or Metallurgical Testing. The presence of La Luna and El Agua mines along with the quantity of developments and the presence of processing plant remains suggest some of the mineralization can be processed. This point will have to be addressed in further project developments.

14- Mineral Resource and Mineral Reserve Estimates

No resource was calculated at this stage.

15- Adjacent Properties

The Galeme Parcel is completely surrounded by the La Luz held by the Compania Minera de Atengo (CMA) (100%). The author is aware that some mineralization is present in the surrounding area.

Since 2006, CMA has stacked 21 permits totalizing nearly 300,000 ha (3000 km^2). These titles allow the exploration and exploitation of base and precious metals Under Mexican law a concession is valid for a period of 50 years, renewable once. Two extensions totalizing 30,000 ha were made in 2010. These permits are fully owned by CMA (100%) with no royalty or future payment to be made to any previous stakeholder. A fee is paid twice per year to the Mexican Government.

As of January 2011, more than 80 exploration targets have been identified including Cerro Galeme. Many of these are copper targets with associated gold, silver and molybdenum. In today's market conditions, several of them could be developed in parallel within a mining hub framework which may operate a significant tonnage of production.

- more than 160 km of 0.5m to 20m wide Cu, Au, Ag, Mo veins have been mapped
- several hundreds of hectares with copper, gold and/or silver dissemination have been delineated by rock geochemical sampling
- based on geophysical reprocessed data, buried porphyry copper indices have been drilled and are related to certain type of surface dissemination and vein mineralization.
- IOCG (Iron Oxide Copper Gold) style copper/gold mineralization has been drilled and is related to certain type of surface mineralization
- several manganese and vanadium targets have been identified
- numerous barytine veins have been localized and may have an economic value either for baryte exploitation or for associated precious metal.

A total investment by CMA of 8 million USD in exploration has been made since 2007. This investment have been used for

- Stacking ground and payment of mining royalties

- Training CMA's personnel
- Acquiring a full photogrammetric coverage at the 1/15,000 scale and making topographic maps at 1/10,000 scale over 2000 km^2 area
- Discovering and mapping more than 3050 old mining works
- Geological cartography
- Stream geochemical surveys : covering approximately 2000 basins in 2000 km^2
- Rock and soil geochemical surveys : more than 65,000 rock and soil geochemical samples have been collected, analyzed and archived
- Reprocessing and interpreting airmag data over 4000 km^2
- Acquiring, processing and interpreting over 100 km of ground based magnetic data
- Acquiring, processing and interpreting 25 km of IP
- Drilling more than 11,000m of HQ core and more than 4000 m of cuttings
- Creating, updating and maintaining a geographical database with all exploratory and land data
- Evaluating resources over 10 target zones
- Interpretation and synthesis studies

A property of interest in proximity is that of the El Rayo property of Soltoro (http://www.soltoro.com). The deposit type on this property (Las Bolas Ag-Pb deposit) does not resemble that observed on the Galeme Parcel nor does the apparent trend intersect it; see next figures.

Other adjoining permits include:

- Timmin's gold Cocula concession (http://www.timminsgold.com)
- Southern Silver's Magistral concession, optioned to the CRM, which includes La Sorpresa porphyry target where a copper bearing breccia pipe was observed associated monzodiorite intruding an andesitic pile
- (http://www.southernsilverexploration.com + http://www.southernsilverexploration.com/en/news/1/new-mineralized-breccias-found-on-la-sorpresa.php)


Galeme Parcel
GUADALAJARA
TLAQUEPAQUE
TONALA
PUERTO VALLARTA
0
50
100
kilometers
COLIMA

Figure 44: Claims map of CMA property which contains the Galeme Parcel. Image copied from presentation by Compania Minera Atengo. Galeme parcel boundary shape, size and position approximated as map scale does not allow for precise placement.


0 5 10
kilometres
MINAS DE
GUACHINANGO
EL BARQUENO
SOLTORO:
EL RAYO
MINERALIZED
TREND
GOLDEN PREDATOR/
SOUTHERN SILVER:
La Sorpresa
SOUTHERN SILVER:
Magistral Mine
SOLTORO:
VICTORIA
El Rayo Property
SOLTORO:
LA TORTUGA
SOLTORO:
QUILA
TIMMINS GOLD:
Cocula
MINERA ATENGO
La Luz
SOLTORO:
COYOTE
N
Galeme Parcel

Figure 45: Claims map of the area surrounding the Galeme Parcel. Image taken from Soltoro Website (January 2010). Galeme parcel boundary shape, size and position approximated as no reference available on map.

16- Other Relevant Data and Information

There are no other relevant data or information.

17- Interpretation and Conclusions

The mineralization found on the Galeme Parcel appears to be of complex origin. The historical exploration and mining work focused on the main structure trending at an Azimuth of 110° intersecting the magnetite diorite. This style of mineralization appears to be of epithermal origin associated with limonitized breccias near surface and complex quartz-pyrite-chalcopyrite veins at depth. The western and northern portions of the property are marked by a disseminated style of mineralization found in andesite, rhyolite, dioritic and felsic units. The type of target is not yet well defined: the association of mineralization with felsic intrusions into a dioritic system already enriched in copper suggests a porphyry environment, while hematization highlighted by the loss of magnetism suggests a potential IOCG target in this sector.

The drilling confirmed the presence of the mineralized structures. At this stage a resource would be premature since only 21 diamond drill holes have been perforated. All of them have some copper intervals above 0.3% and copper values found in these holes are mostly in the 0.3% to 10% Cu range. The Geology and the old mines and workings all indicate a good potential for the Galeme Property. The geochemistry and the geophysics also indicate that the Cerro Galeme is a target of choice.

It is very promising for future research. The Galeme Parcel is a Property of Merit.

18- Recommendations

We recommend the future exploration first phase on the Galeme Parcel to include:

1. Continued surface prospecting which has been very successful in identifying veins and mineralization trends.
2. Continue drilling over the Galeme East mineralization identified on surface over an extension of 1.8 km additional km. About 5500m of drilling is needed.
3. Continue drilling the Galeme West mineralization identified on surface over an extension of 450 m. About 3000m of drilling is needed.
4. A more precise magnetic survey (either flown at 50-100m spacing from a helicopter-borne survey or 50-100m from the ground).
    a. The magnetic nature of the diorite makes it easily detectable.
    b. The mineralized zones within the magnetic diorite tend to have lower magnetic intensities. However it is unclear whether this type of magnetic anomaly (nested low) associated with the mineralization will be detectable due to its small scale versus practical survey limits.
5. Model the lithological expression of magnetism by using Forward Modelling (Inversion).
    a. This method of treating magnetic data can provide 3-dimensional interpretations.
    b. This can be done by having the data treated by geophysical consultant using software developed at the University of British Columbia. http://www.eos.ubc.ca/ubcgif/iag/index.htm
6. Possibly include Induced Polarization survey (50-100m ground survey).
    a. The chalcopyrite and pyrrhotite bearing quartz veins and disseminations should have weak to moderate conductivity values. This type of mineralization is difficult to identify with more traditional electromagnetic geophysical surveys.
    b. The IP method is has proved very useful in identifying vein hosted and disseminated mineralization.
7. Drilling of deeper holes based on present geological models along with the new geochemical and geophysical anomalies. The equivalent of 6 holes of maybe 800m would be needed.
8. Implementation of standard QAQC procedures with duplicates, standards and blanks.

A budget of about 1.7 million US dollars would be required for the items 2 and 3 and about 1.5 million US dollars would be needed for items 4 to 7 for a total of 3.2 million US dollars.

Eventually, if the drilling returns positive results, a second phase would include the modeling of some resources if enough holes hit mineralization to roughly evaluate volumes and grades. The gold, silver and Mo should be followed to possibly add value to this copper project.

19- References

Alaniz-Alvarez S. A. and Nieto-Amaniego A. F., 2007: Geological Society of America, Special Paper 422, 465 Pp. Boulder, Colorado. Geology of Mexico: Celebrating the Centenary of the Geological Society of Mexico. Geological Society of America, Special Paper 422. 465pp.

Cipa, Arian, Patrick Portolano: CMA., February 2011, Petrologic Study of the Galeme Area – Report. 39pp.

Cipa, Arian: EOSYS, 2011, Whole Rock Geochemistry of the Galeme Area – An Overview. 19pp.

Gomez-Tuena, A., Orozco-Esquivel, T., Ferrari, L., 2007, Igneous Petrogenesis of the Trans-Mexican Volcanic Belt. GSA Special Paper Volume 422. P. 129-181

Hugo Delgado-Granados, Gerardo J. Aguirre-Díaz, Joann M. Stock, 2000 Cenozoic Tectonics and volcanism of Mexico; GSA Special Paper 334. 275pp.

Patrick Portolano: CMA., January 15 2011, El Galeme Prospect – A New Porphyry Copper Target in the State of Jalisco, Mexico – Technical Report. 32pp.

Righter, K., Rosas-Elguera, 2001. Alkaline Lavas in the Volcanic Front of the Western Mexican Volcanic Belt: Geology and Petrology of the Ayutla and Tapalpa Volcanic Fields. Journal of Petrology. Volume 42. 2333-2361.

Sillitoe, R.H., 2003: Iron oxide-copper-gold deposits: an Andean View. Mineralum Deposita V. 38 pp. 787-812.

Sillitoe, R.H., 2010: Porphyry Copper Systems. Economic Geology V. 105 pp. 3-41.

Williams, P.J., Barton, M.D., Johnson, D.A., Fontboté, L., Halle, A., Mark, G., Oliver, N.H.S., Marschik, R., 2005: Iron Oxide Copper-Gold Deposits: Geology, Space-Time Distribution, and Possible Modes of Origin. Economic Geology. 100th anniversary Volume. Pp. 371-405.

20- Certificate of Qualified Person

Yann Camus, Eng.

To Accompany the Report entitled "Technical Report – Property of Merit, February 2011, revised October 2011, Galeme Project, State of Jalisco, Mexico, Compania Minera de Atengo" dated October 20th, 2011

I, Yann Camus Eng., do hereby certify that:

1) I am project engineer with SGS Canada Inc. - Geostat with an office at 10 Blvd Seigneurie East, Suite 203, Blainville, Quebec, Canada, J7C 3V5;
2) I am a graduate from École Polytechnique de Montréal in 2000;
3) I am a registered member of the Ordre des Ingénieurs du Quebec (#125443);
4) I have worked as a geological engineer continuously since my graduation from university;
5) I have read the definition of "Qualified Person" set out in the National Instrument 43 101 and certify that by reason of my education, affiliation with a professional association and past relevant work experience, I fulfil the requirements to be an independent qualified person for the purposes of NI 43-101;
6) I am responsible for all sections of this technical report;
7) I have visited the site 3 days from the 9th to the 11th of November 2010;
8) I have no personal knowledge as of the date of this certificate of any material fact or change, which is not reflected in this report;
9) I have not been involved in this project and property previously;
10) Neither I, nor any affiliated entity of mine, is at present, under an agreement, arrangement or understanding or expects to become, an insider, associate, affiliated entity or employee of Compania Minera de Atengo or any associated or affiliated entities;
11) Neither I, nor any affiliated entity of mine, own, directly or indirectly, nor expect to receive, any interest in the properties or securities of Minera de Atengo, or any associated or affiliated companies;
12) Neither I, nor any affiliated entity of mine, have earned the majority of our income during the preceding three years from Minera de Atengo, or any associated or affiliated companies
13) I have read NI 43-101 and Form 43-101F1 and have prepared the technical report in compliance with NI 43-101 and Form 43-101F1; and have prepared the report in conformity with generally accepted Canadian mining industry practice, and as of the date of the certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

Signed at Blainville, Quebec this 20th day of October 2011

(Original signed and stamped)

Yann Camus, Eng.
Engineer – SGS Canada Inc. (Geostat)

Appendix 1 – Pictures of the core



Figure 46: Hole SGSK-Y35 Box interval from 189m to 190.5m



Figure 47: Hole SGLK-E13 Box interval from 169.5m to 177m



Figure 48: Hole SGLK-C18 Box interval from 14.5m to 22.5m



Figure 49: Hole SGLK-C18 Box interval from 22.5m to 30m



Figure 50: Hole SGWK-E47-B Box interval from 102.5m to 113m



Figure 51: Hole SGWK-C41 Box interval from 49m to 59m


82.5
84.

Figure 52: Hole SGWK-D29-B Box interval from 81m to 87m


118.50
117.0
120.0
121.50

Figure 53: Hole SGWK-C36 Box interval from 117m to 123m

Appendix 2 – Mining title encompassing the Galeme Parcel owned by CMA

EXP. NUM. 045/16403 **DUPLICADO**

ESTADOS UNIDOS MEXICANOS

SECRETARIA DE ECONOMIA
COORDINACION GENERAL DE MINERIA
DIRECCION GENERAL DE MINAS

TITULO
DE
CONCESION MINERA
NUMERO 233541

NOMBRE DEL LOTE

LA LUZ 3 FRACC. I

AGENCIA

GUADALAJARA, JALISCO

VIGENCIA DEL TITULO

DEL 11 DE MARZO DEL 2009 AL 10 DE MARZO DEL 2059

Con fundamento en lo dispuesto por los artículos 19,fracción XI, de la Ley Minera y 54, párrafo final, de su Reglamento, se expide el presente duplicado del Título de concesión minera cuyos datos se precisan a continuación:

DATOS DE LA CONCESION MINERA

NUMERO DE TITULO:	**233541**
TITULOS ANTERIORES :	
TITULAR O TITULARES:	
NOMBRE DEL LOTE:	**LA LUZ 3 FRACC. I**
SUPERFICIE:	**231556.1586 Has.**
MUNICIPIO Y ESTADO:	**TENAMAXTLAN, JALISCO** **AYUTLA, JALISCO** **MIXTLAN, JALISCO** **ATENGO, JALISCO** **UNION DE TULA, JALISCO** **TECOLOTLAN, JALISCO** **CUAUTLA, JALISCO** **ATENGUILLO, JALISCO** **GUACHINANGO, JALISCO** **AMECA, JALISCO** **AUTLAN DE NAVARRO, JALISCO**

LOCALIZACION DEL LOTE MINERO

PUNTO DE PARTIDA

La mojonera o señal reglamentaria se localiza en :

AL PIE DE LA FALDA NORTE DEL CERRO EL MORAN, EN TERRENOS DEL MUNICIPIO DE TENAMAXTLAN, AL SJR Y 50 MTS. DE LA CARRETERA TECOLOTLAN-TENAMAXTLAN. MISMO PP DEL LOTE LA PROVIDENCIA T-217438.

Distancia		Rumbo	Nombre o poblados o accidentes topográficos
A	3000 Mts. Al	SE	DEL PUEBLO TENAMAXTLAN
A	2200 Mts. Al	NW	DEL RANCHO LA FLORIDA
A	4000 Mts. Al	NE	DEL RANCHO LA COFRADIA DE LOS COYOTES

COORDENADAS U.T.M. : 2,234,284.782 mN 589,877.125 mE

	Rbo	Gra	Min	Seg	Mts.
LIGA TOPOGRAFICA DEL PP AL PUNTO DE CONTROL No. 3113 :	SE	49°	47'	34.838"	6,541.941

LIGAS TOPOGRAFICAS A LOTES MINEROS COLINDANTES:

Nombre del Lote o Vértice :	No. de Titulo/Expediente/Vértice	Rbo	Gra	Min	Seg	Mts.

PERIMETRO

Linea Auxiliar :	Rbo	Gra	Min	Seg	Mts.	Rbo	Gra	Min	Seg	Mts.
DEL PP AL PUNTO 01	E	0°	0'	0"	14,500.000					

LADOS, RUMBOS Y DISTANCIAS HORIZONTALES :

LADOS	Rbo	Gra	Min	Seg	Mts.	LADOS	Rbo	Gra	Min	Seg	Mts.	LADOS	Rbo	Gra	Min	Seg	Mts.
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

LOS DATOS DE LAS COLINDANCIAS Y LIGAS DEL LOTE QUE AMPARA ESTA CONCESION OBRAN EN EL EXPEDIENTE DEL PRESENTE TITULO.

DEL PERIMETRO DESCRITO DEBE EXCLUIRSE LA SUPERFICIE AMPARADA POR LOS LOTES MINEROS AMPELIA T-219473, ANA BERTHA T-220833, AURELIO 5 T-226261, DEVI MARI T-229538, DON GERARDO T-192450, EL CARMEN T-221580, EL COLMILLO T-211704, EL JAGUEY T-222163, EL PARAISO T-187435, ISTLASIGUAL T-220865, ISTLASIGUAL T-219295, LA DESCUBRIDORA T-222154, LA ESCONDIDA T-220652, LA ESMERALDA T-230014, LA ESTRELLA T-226280, LA JOYA FRACC. III T-208786, LA LUNA T-214927, LA NEGRA T-227580, LA PROVIDENCIA T-217438, LAS MARIAS T-221600, LOS AMIGOS T-198359, MINA DE LA LUZ T-223197, MINA DEL CARMEN T-217491, PATY T-227371, PUPA T-211867, SAN AGUSTIN T-217303, SAN ANTONIO T-212831, SAN FELIPE T-202509, STA. ROSA T-210586, VALERIA T-226111, YOLANDA T-221188, EL CALDERO E-45/16699, POR UN TOTAL DE 3049.3914 HAS., Y LOS QUE RESULTEN CON MEJORES DERECHOS QUE SE UBIQUEN EN EL INTERIOR DE SU PERIMETRO.

El título original fue expedido en la Ciudad de México, Distrito Federal, a los 10 días del mes de marzo del dos mil nueve, por el C. Director General de Minas, Lic. Carlos Eduardo de la Cruz Ledezma, de la Secretaría de Economía.- Rúbrica.

Dado en la Ciudad de México, Distrito Federal, a los 7 días del mes de octubre de dos mil nueve.

El Director General de Minas

Lic. Carlos Eduardo de la Cruz Ledezma

En la Ciudad de México, Distrito Federal, a los 7 días del mes de octubre de dos mil nueve, se expide el presente DUPLICADO, copia fiel del título original, atendiendo a los datos que obran bajo acta número 321 del volumen 374 del Libro de Concesiones Mineras, de este Registro Público de Minería, lo que se hace constar a solicitud de su actual titular, COMPAÑIA MINERA DE ATENGO, S. DE R.L. DE C.V. (100 %), según consta bajo acta número 117 del volumen 25 del Libro de Actos, Contratos y Convenios Mineros del mismo Registro.

El Registrador Público de Minería

Lic. Tatiana Sigler Baca